UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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SG BLOCKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SG BLOCKS, INC.
3 Columbus Circle
16th Floor
New York, New York 10019
_______________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held [July 15], 2014
_________________

To The Holders of Our Common Stock:

We invite you to attend our annual stockholders’ meeting on [July 15], 2014 at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022 at 10:00 A.M., Eastern Time.  At the meeting, you will hear an update on our operations, have a chance to meet some of our directors and executives, and be asked to consider and vote on the following matters:

1.	To elect nine (9) directors until the next annual meeting in 2015 or until their successors have been elected and qualified;

2.	A non-binding advisory resolution to approve the compensation of the Company’s named executive officers;

3.
A non-binding advisory resolution to determine the frequency (whether every 1 year, every 2 years, or every 3 years) with which stockholders of the Company shall be entitled to have an advisory vote on the compensation of the Company’s named executive officers;

4.	The approval of the Company's 2014 Incentive Stock Plan;

5.	The amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares;

6.	Ratification of the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2014; and

7.	Any other matters that properly come before the meeting.

This booklet includes a formal notice of the meeting and the proxy statement.  The proxy statement tells you more about the agenda and procedures for the meeting.  It also describes how our Board of Directors operates and gives personal information about our director nominees.

Only record holders of SG Blocks, Inc. common stock, $0.01 par value per share (the “Common Stock”), at the close of business on [June 4], 2014 will be entitled to vote on the foregoing matters at the annual meeting.  Even if you only own a few shares of Common Stock, we want your shares to be represented at the annual meeting.  Your vote is important regardless of the number of shares you own.  I urge you to complete, sign, date and return your proxy card promptly in the enclosed envelope.

We have also provided you with the exact place and time of the meeting if you wish to attend in person.

The notice and Proxy Statement are first being mailed to our stockholders on or about [June 16], 2014.

Sincerely yours,

/s/ Paul M. Galvin
PAUL M. GALVIN
CEO and Chairman of the Board

New York, New York
[June 16], 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON [JULY 15,] 2014.

This Notice of Annual Meeting and Proxy Statement along with the SG Blocks, Inc. Annual Report on Form 10-K for the year ended December 31, 2013, (without exhibits) are available on the Internet at: www.proxyvote.com.

SG BLOCKS, INC.
3 Columbus Circle
16th Floor
New York, New York 10019
(212) 520-6218

PROXY STATEMENT

Introduction

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of SG Blocks, Inc., a Delaware corporation (the “Company”) of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held on [July 15], 2014, and any adjournment or postponement thereof (the “Meeting”).  This proxy statement, the accompanying form of proxy, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “2013 Annual Report”) (without exhibits), is being mailed to stockholders on or about [June 16], 2014. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

Meeting of Stockholders

The Meeting will be held at the offices of Olshan Frome Wolosky LLP, 65 East 55th Street, New York, New York 10022 on [July 15], 2014, at 10:00 A.M., Eastern Time.

Record Date and Voting

The Board has fixed the close of business on [June 4], 2014, as the record date (the “Record Date”) for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting.  Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting.  You may vote in person at the Meeting or by proxy.  On the Record Date, there were approximately 42,773,093 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

Purposes of the Meeting

The purposes of the Meeting are to vote upon: (1) the election of nine (9) directors to serve until the next annual meeting in 2014, or until their successors have been duly elected and qualified (Proposal 1), (2) a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, the proxy card gives you the ability to approve, or disapprove, or abstain from voting (Proposal 2), (3) a non-binding advisory resolution to determine the frequency with which stockholders of the Company shall be entitled to have an advisory vote on the compensation of the Company’s named executive officers, the proxy card gives you the ability to select every 1 year, every 2 years, every 3 years, or abstain from voting (Proposal 3), (4) the approval of the Company's 2014 Incentive Stock Plan (Proposal 4), (5) the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares (Proposal 5) (6) the ratification of Marcum LLP as the Company’s independent accountants for the fiscal year ending December 31, 2014 (Proposal 6) and (7) such other business as may properly come before the Meeting.

Quorum and Required Vote

Under the By-Laws of the Company, the presence of a quorum is required for each matter to be acted upon at the Meeting.  The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting of Stockholders accompanying this proxy statement and any other proposals that may properly come before the Meeting.  Except in connection with Proposal 5, as described in more detail below, Broker non-votes and abstentions will be counted only for the purpose of determining whether a quorum is present at the Meeting.  Broker non-votes occur when a broker returns a proxy but does not have the authority to vote on particular proposals.

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board (Proposal 1). You may withhold votes from any or all nominees.  Abstentions will not affect the outcome of the vote on Proposal 1.

The proposal to approve the non-binding advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2), requires the affirmative (“FOR”) vote of the majority of the votes cast for approval, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

With respect to approving the non-binding advisory resolution to determine the frequency with which stockholders of the Company will be entitled to have an advisory vote on the compensation of the Company’s named executive officers (Proposal 3), the option that receives the most votes (a plurality) will be the option deemed chosen by the Company’s stockholders.   Abstentions will not affect the outcome of the vote on Proposal 3.

The proposal to approve the 2014 Incentive Stock Plan (Proposal 4), requires the affirmative (“FOR”) vote of the majority of the votes cast for approval, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal. As an amendment to the Company’s Amended and Restated Certificate of Incorporation (as set forth in Proposal 5 below) is necessary in order to have sufficient shares available for issuance under the 2014 Incentive Stock Plan, the approval of Proposal 4 is conditioned upon approval of Proposal 5.

The proposal to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares (Proposal 5), requires the affirmative (“FOR”) vote of a majority of the outstanding common stock entitled to vote on the amendment for approval.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

To ratify the appointment of Marcum LLP as our independent registered public accounting firm for fiscal 2014 (Proposal 6), the affirmative (“FOR”) vote of the majority of the votes cast is required, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.  Abstentions will have the same effect as a vote “AGAINST” the proposal.

Please note that the rules that determine how your broker can vote your shares have changed.  Brokers may no longer vote your shares on the election of directors in the absence of your specific instructions as to how to vote.  You must provide your broker with voting instructions so that your vote will be counted.

Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on any proposal at the Meeting other than to ratify the appointment of Marcum LLP as the Company’s independent accountants (Proposal 6).  Broker non-votes will have no effect on the outcome of the election of directors (Proposal 1), approval of the non-binding advisory resolution to approve the compensation of the Company’s named executive officers (Proposal 2), approval of a non-binding advisory resolution to determine the frequency with which stockholders of the Company will be entitled to have an advisory vote on the compensation of the Company’s named executive officers (Proposal 3); or the approval of the 2014 Incentive Stock Plan (Proposal 4).  Broker non-votes will not be considered a vote cast, but will be considered a vote against the amendment of the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 shares to 300,000,000 shares (Proposal 5).

Proxies

The Board requests your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote “FOR” all, some or none of the director nominees.  You may also vote “FOR” or “AGAINST” the other proposal or “ABSTAIN” from voting.

A form of proxy is enclosed that designates persons named therein as proxies to vote shares at the Meeting.  Each proxy in that form that is properly signed and received prior to the Meeting will be voted as specified in the proxy or, if not specified, they will be voted in accordance with the Board’s recommendations.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting of Stockholders and with respect to any other matters which may properly come before the Meeting.  As of the date of this proxy statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting of Stockholders.

A stockholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Chief Administrative Officer of the Company or by giving a later dated proxy at any time before voting.

Only holders of Common Stock, their proxy holders, and the Company’s invited guests may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of the Common Stock as of [June 4], 2014 as acceptable proof of ownership.

Costs of Solicitation

The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock.  In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation, and may be made in person or by telephone or email.  No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.

Certain Financial Information

Please take note that the Company’s 2013 Annual Report is available on the Internet along with the Notice of Annual Meeting and this proxy statement at: www.proxyvote.com.

Any stockholder of the Company may obtain without charge copies of the 2013 Annual Report and this proxy statement, including the Company’s certified financial statements and any exhibits, as filed with the U.S. Securities and Exchange Commission (the “SEC”), by writing to the Chief Administrative Officer, SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company has one class of directors, each serving a one-year term.  Directors elected at the Meeting will serve until the next annual meeting of Stockholders or until their respective successors are duly elected and qualified.  The Board has nominated each of the current directors for re-election.

Information with Respect to Nominees and Directors

Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years.  There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected.  No family relationships exist between any directors or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As the Company is not a “listed company” under SEC rules, the Company is not required to comply with the director independence requirements of any securities exchange and therefore currently utilizes the definition of “independent” set forth in Rule 10A-3 of the Exchange Act.  The Board has affirmatively determined that Messrs. Bell, Kirkland, Tacopina, Magrane and Melton are independent under Rule 10A-3 of the Exchange Act.  Additional information regarding the Company’s directors and executive officers, including their business experience for the past five years (and in some instances for prior years) and the key attributes, experience and skills that led the Board to conclude that each person should serve as a director is set forth below.

Name	Age	Current Offices with the Company	Director Since
Stevan Armstrong	65	President, Chief Operating Officer and Director	2011
Marc Bell	53	Director	2014
Frank Casano	58	Director	2014
Paul Galvin	51	Chief Executive Officer and Director	2011
J. Bryant Kirkland III(1)(2)	49	Director	1998
J. Scott Magrane(1)(2)	66	Director	2011
Christopher Melton(1)(2)	42	Director	2011
Joseph Tacopina	48	Director	2011
Brian Wasserman	48	Chief Financial Officer and Director	2012

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

The Company believes that the collective skills, experiences and qualifications of its directors provides the Board with the expertise and experience necessary to advance the interests of the Company’s stockholders.  While the Board has not established any specific, minimum standards that must be met by each director, it uses a variety of criteria to evaluate directors’ qualifications.  In addition to the individual attributes of each director described below, the Company believes directors must exhibit the highest standards of professional and personal ethics and values.  Directors should also possess a broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value, have no current or potential conflict of interest, devote sufficient time to carry out his/her duties and have the ability to provide insight and practical wisdom based on past experience.

Business Background

The following is a summary of the business experience of each of the persons named above and the primary aspects of their experience, qualifications, attributes or skills that led to the conclusion that each individual is qualified to serve on the Board:

Stevan Armstrong, age 65, was appointed as a director and as the Company’s President and Chief Operating Officer on November 4, 2011.  Mr. Armstrong served as the President and Chief Operating Officer of SG Building since April 2009 and as a director of SG Building and its predecessor entity since January 2007.  Mr. Armstrong is a founder of SG Blocks, LLC (“SG LLC”). On October 25, 2010, SG LLC merged with and into SG Building Blocks, Inc. (“SG Building”).  Prior to joining SG Building, he was a minority partner (owner) and Chief Construction Officer for Stratford Companies, a large Senior Housing development group, from 2003 until fully phasing out in March 2010, where he had complete responsibility for all engineering, design construction and commissioning of over $250,000,000 of facilities over a three year period. Prior to that, he was Executive Vice President for Operations of Hospital Affiliates Development Corp., a proprietary health care company specializing in the development of healthcare and senior care projects both domestically and internationally. Mr. Armstrong managed the design and construction of healthcare and elderly care housing projects in 40 states and 16 foreign countries with overall responsibility for operations. His background includes structural design engineering for large-scale healthcare projects, project scheduling and management of developmental of construction budgets. He spent much of his early career working on site as a field engineer and construction specialist. Mr. Armstrong served 30 years on active and reserve duty as a Civil Engineering Corps Officer for the United States Navy, retiring as Assistant Chief of Staff for Operations for the Atlantic Seabees (Navy Construction Battalions) both Active and Reserve based out of Norfolk Virginia with 8000 engineering and construction troops reporting to headquarters. Mr. Armstrong was responsible for their operations both in the United States and worldwide. Mr. Armstrong holds a Bachelor of Architectural Engineering from Penn State University and an M.S. in Engineering from George Washington University.  Mr. Armstrong brings extensive design, construction experience and engineering expertise to SG Building and his pertinent experience, qualifications, attributes and skills include real estate and development expertise.

Marc Bell, age 53, was appointed as a director of the Company on January 30, 2014. Mr. Bell has been the General Counsel and Secretary of Vector Group Ltd. (NYSE:VGR)(“Vector”) since 1994, the Vice President of Vector since January 1998 and the Senior Vice President and General Counsel of Vector Tobacco since April 2002. Since 1998, Mr. Bell has served as Vice President of New Valley Corporation, and its successor New Valley LLC. Vector is a publicly traded holding company that is primarily engaged in: (a) the manufacture and sale of cigarettes in the United States through its Liggett Group LLC and Vector Tobacco Inc. subsidiaries, and (b) the real estate business through its New Valley LLC subsidiary, which is seeking to acquire additional operating companies and real estate properties. New Valley LLC owns a controlling interest in Douglas Elliman Realty, LLC, which operates the largest residential brokerage company in the New York metropolitan area.  Mr. Bell received a B.B.A. from George Washington University, a J.D. from Villanova Law School and an M.B.A. from the Wharton School of the University of Pennsylvania.  Mr. Bell’s pertinent experience, qualifications, attributes and skills include legal expertise and managerial experience and the knowledge gained through his services as an officer and director or manager of various companies.

Frank Casano, age 58, was appointed as a director of the Company on January 30, 2014. Mr. Casano has been the Principal and Executive Vice President of Air City International Forwarding Group, a cargo transportation entity, for the past 30 years.  Mr. Casano’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge gained through his service as an executive of Air City International Forwarding Group.

Paul M. Galvin, age 51, was appointed as a director and the Company’s Chief Executive Officer on November 4, 2011.  Mr. Galvin has served as the Chief Executive Officer of SG Building and its predecessor entity, SG LLC, since April 2009; and as a director of SG Building and its predecessor entity since January 2007. Mr. Galvin is a founder of SG LLC.  Mr. Galvin has been a managing member of TAG, an investment partnership formed for the purpose of investing in SG Building, since October 2007.  Mr. Galvin brings to SG Building over 20 years of experience developing and managing real estate including residential condominiums, luxury sales, market rate and affordable rental projects. Prior to his involvement in real estate, he founded a non-profit organization that focused on public health, housing and child survival, and where he served for over a decade in a leadership position. During that period Mr. Galvin designed, developed, and managed emergency food and shelter programs through New York City’s Human Resources Administration and other Federal and State entities. From November 2005 to June 2007, Mr. Galvin was Chief Operating Officer of Yucaipa Investments where he worked with religious institutions that needed to monetize underperforming assets. There he designed and managed systems that produced highest and best use analysis for hundreds of religious assets and used them to acquire and re-develop properties across the United States. Mr. Galvin holds a B.S. in Accounting from LeMoyne College and a Master’s Degree in Social Policy from Fordham University.  He was formerly an adjunct professor at Fordham University’s Graduate School of Welfare.  Mr. Galvin previously served for ten years on the Sisters of Charity Healthcare System Advisory Board and six years on the Board of SentiCare, Inc. In 2011, the Council of Churches of New York recognized Mr. Galvin with an Outstanding Business Leadership Award.  Mr. Galvin’s pertinent experience, qualifications, attributes and skills include managerial experience and the knowledge and experience he has attained in real estate industry.

J. Bryant Kirkland III, age 49, has served as a director of the Company since November 1998 and served as the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from January 1998 until his resignation from those positions on November 4, 2011.  Mr. Kirkland has served since July 1992 in various financial capacities with Vector and its subsidiaries.  He became Vice President, Treasurer and Chief Financial Officer of Vector on April 1, 2006.  Mr. Kirkland received a Bachelor of Science in Business Administration from the University of North Carolina and a Masters of Business Administration from Barry University. Mr. Kirkland is also a Certified Public Accountant licensed in the states of Florida, New York and North Carolina.  Mr. Kirkland’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise.

J. Scott Magrane, age 66, was appointed as a director of the Company on November 4, 2011.  Mr. Magrane is a Managing Director at Coady Diemar Partners, an investment banking firm he co-founded in 2004. Prior to co-founding Coady Diemar Partners, Mr. Magrane spent 15 years with Goldman Sachs & Co. where his responsibilities encompassed all manner of corporate finance and strategic advisory activities. While at Goldman, he started the firm’s Energy Technology effort. Mr. Magrane began his career and spent 10 years with Blyth Eastman Dillon & Co. and Paine Webber where he specialized in energy and power project finance. Mr. Magrane holds a BA from the College of Wooster and an MBA from Wharton. Mr. Magrane has spent over 26 years advising power related enterprises including energy technology companies, utilities, independent power companies, rural electric cooperatives and governments. Mr. Magrane’s pertinent experience, qualifications, attributes and skills include corporate finance and strategic advisory expertise.

Christopher Melton, age 42, was appointed as a director of the Company on November 4, 2011.  Mr. Melton is co-founder and Portfolio Manager at Callegro Investments, a specialist investor in distressed master planned communities.  From 2000 to 2008, Mr. Melton was a Portfolio Manager for Kingdon Capital Management (“Kingdon”) in New York City where he ran an $800 million book in media, telecom and Japanese investment. Mr. Melton opened Kingdon’s office in Japan where he set up a Japanese research company. From 1997 to 2000, Mr. Melton served as a Vice President at JP Morgan Investment Management as an equity research analyst, where he helped manage $500 million in REIT funds under management. Mr. Melton was a Senior Real Estate Equity Analyst at RREEF Funds (“RREEF”) in Chicago from 1995 to 1997. RREEF is the real estate investment management business of Deutsche Bank’s Asset Management division. Mr. Melton earned a BA in Political Economy of Industrial Societies from UC Berkeley in 1995. Mr. Melton’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, managerial experience and the knowledge and experience he has attained through his services as a director of various companies and through his personal real estate investment and development activities.

Joseph Tacopina, age 48, was appointed as a director of the Company on November 4, 2011.  Mr. Tacopina served as a director of SG Building and its predecessor entity from January 2008 until November 4, 2011. Mr. Tacopina has been a managing member of TAG since inception in 2007.  Mr. Tacopina founded the Law Offices of Joseph Tacopina, P.C. in 1994 and continues to practice law at his firm. Mr. Tacopina is a member of the Federal Bar Council, the New York Counsel of Defense Lawyers, and the Judicial Committee for the Association of the Bar of the City of New York.  He also serves on the Legislative Committee for the National Association of Criminal Defense Lawyers.  Additionally, Mr. Tacopina volunteers his time as an adjunct professor at Cardozo Law School and lectures nationwide on a number of legal issues. Mr. Tacopina’s pertinent experience, qualifications, attributes and skills include securities compliance, as well as criminal and civil litigation.

Brian Wasserman, CPA, age 48, has served as the Chief Financial Officer of the Company since November 4, 2011, pursuant to a consulting agreement, dated November 7, 2011 between the Company, BAW Holdings Corp. (“BAW”) and Mr. Wasserman (the “Wasserman Agreement”).  Mr. Wasserman was appointed as a director of the Company on May 23, 2012. Although Mr. Wasserman will not devote all his professional time to serving as the Chief Financial Officer of the Company, he will devote as much time as is necessary to fully and professionally perform his duties as the Company’s Chief Financial Officer.  Mr. Wasserman served as the Chief Financial Officer of SG Building pursuant to the Wasserman Agreement since June 2011. Mr. Wasserman served as Chief Executive Officer of ContinuityX Solutions, Inc. from August 16, 2012 to February 7, 2013. Mr. Wasserman has been a Partner and a Director of Forensic Services at Janover, LLC, a public accounting firm since January 2010 and the Chief Executive Officer of BAW, a financial consulting business, since September 2005. Mr. Wasserman was a founder, the Chief Financial Officer and Treasurer of Newtek Business Services, Inc. (“Newtek” — NASDAQ Symbol “NEWT”) from September 1997 through July 2005. Newtek is a direct distributor of a wide range of business services and financial products to the small- and medium-sized business market under the Newtek brand. Newtek serves as a “one-stop-shop” provider of business services to the small- and medium-sized business market. From 1992 thru 1997, Mr. Wasserman was the Chief Financial Officer for a Wall Street investment banking firm, the General Partner of various investment limited partnerships and the Treasurer of Engex, Inc., a publicly traded closed end mutual fund. Mr. Wasserman is a licensed New York State Certified Public Accountant and holds a BS in Accounting from Lehigh University. From 1987 thru 1992, Mr. Wasserman worked for Coopers & Lybrand (now PricewatershouseCoopers) and earned the title of Manager. Mr. Wasserman’s pertinent experience, qualifications, attributes and skills include financial literacy expertise, managerial experience, as well as corporate finance and accounting expertise.

Vote Required

The director nominees receiving a plurality of the votes cast during the Meeting will be elected to fill the seats of the Board.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH OF THE NOMINEES UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

Executive Officers who are not Directors

Jennifer Strumingher, age 38, was appointed as the Company’s Chief Administrative Officer on November 4, 2011.  Ms. Strumingher held various positions with SG Building and its predecessor entity since February 2008, and has served as the Chief Administrative Officer of SG Building since March 2010 and as a director since April 2009.  From May 2007 to February 2008, Ms. Strumingher was involved in private real estate renovations. From November 2005 to May 2007, Ms. Strumingher worked for a boutique contemporary knitwear company in brand positioning, sales and product marketing. Prior to that Ms. Strumingher was an Equity Sales Manager for PaineWebber, Inc. from July 1996 to December 2000 where she communicated and marketed PaineWebber’s equity research to a select group of Private Wealth Advisors. Additionally, Ms. Strumingher led conference calls, branch seminars and public speaking engagement to create equity positions recommended by the firm. Ms. Strumingher holds a B.S. in Management and Marketing from Binghamton University’s (State University of New York) School of Management.

Director Compensation

Director compensation is more fully described below in the “Director Compensation Table” located in the “Executive Compensation” portion of this proxy statement.

Board Committees and Meetings

The Board met on 3 occasions and acted by written consent on 1 occasion during the year ended December 31, 2013.  Each of the directors, other than Joseph Tacopina, attended at least 75% of the aggregate of (i) the total number of meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which he served.  There are two committees of the Board: the Audit Committee and the Compensation Committee.

Each director is expected to make reasonable efforts to attend Board meetings, meetings of committees of which such director is a member and each annual meeting of Stockholders. The Company did not hold an annual meeting of stockholders in 2013.

The Board has approximately 4 regularly scheduled meetings per year. In addition, special meetings of the Board are called from time to time as determined by the needs of the Company’s business.  The Audit Committee holds meetings on at least a quarterly basis, the Compensation Committee meet no less frequently than once a year, and the independent directors meet as often as necessary to fulfill their responsibilities, including meeting at least annually in executive session without the presence of non-independent directors and management.

Audit Committee

The Company has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee has adopted a written charter, which is available, without charge, upon written request to our Chief Administrative Officer at SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.  The adequacy of the charter has been reviewed and assessed by the Audit Committee on an annual basis.  The members of the Audit Committee during 2013 were J. Bryant Kirkland III, J. Scott Magrane and Christopher Melton.  Because we are not a “listed company” under the rules of the SEC, we are not required to comply with the director independence requirements of any securities exchange, and we therefore utilize the definition of “independent” set forth in Rule 10A-3 of the Exchange Act.  Each of Messrs. Kirkland, Magrane and Melton is independent under the criteria for being “independent” set forth under Rule 10A-3 of the Exchange Act.  In addition, the Board has determined that Bryant Kirkland III, the Chairman of the Audit Committee and a non-management director, is an audit committee financial expert serving on the Audit Committee.  The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee the Company’s financial reporting activities.  The Audit Committee annually selects independent public accountants to serve as auditors of the Company’s books, records and accounts. The Audit Committee reviews the scope of the audits performed by such auditors, the audit reports prepared by them and discusses with the auditors those matters required to be discussed by Statement on Auditing Standards No. 61.  The Audit Committee also reviews and monitors the Company’s internal accounting procedures and discusses the Company’s Audited Financial Statements with management.  A “Report of the Audit Committee” is included in this proxy statement.  The Audit Committee met on 4 occasions during the fiscal year ended December 31, 2013.

Compensation Committee

The Compensation Committee reviews compensation arrangements and personnel matters.  The Compensation Committee has adopted a written charter, which is available, without charge, upon written request to our Chief Administrative Officer at SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.   The members of the Compensation Committee during 2013 were Messrs. Kirkland, Magrane and Melton.  Each member of the Compensation Committee meets the criteria for being “independent” set forth under Rule 10A-3 of the Exchange Act.  The Compensation Committee did not meet or act by written consent during the fiscal year ended December 31, 2013.

The Compensation Committee has the ultimate authority to determine compensation of the Company’s executive officers, but may form and delegate authority to subcommittees when appropriate.  The Compensation Committee has the authority to engage compensation consultants. The Compensation Committee reviews director compensation levels and practices, and recommends, from time to time, changes in such compensation levels and practices to the Board (including retainer, committee chairs’ fees, stock options, restricted stock units, and other similar items, as appropriate). The Compensation Committee’s procedures for considering and determining executive and director compensation are detailed in the “Executive Compensation” portion in this proxy statement.

Director Nominations and Stockholder-Director Communications

The Company does not have a nominating committee because the Board does not believe that a defined policy with regard to the consideration of candidates recommended by stockholders is necessary at this time. Given the scope of the Company’s operations, our Board believes a specific nominating policy would be premature and of little assistance until the Company’s business operations are at a more advanced level.

Currently, the entire Board decides on director nominees, on the recommendation of any member of the Board, followed by the Board’s review of the candidates’ resumes and interviews of candidates.

There has not been any defined policy or procedural requirements for stockholders to submit recommendations or nomination for directors. However, the Board will consider suggestions from individual stockholders, subject to evaluation of the person’s merits. Stockholders should communicate nominee suggestions directly to any of the Board members, accompanied by biographical details and a statement of support for the nominees. The suggested nominee must also provide a statement of consent to being considered for nomination. Although there are no formal criteria for nominees, the Board believes that persons should be actively engaged in business endeavors, have a financial background, be familiar with acquisition strategies and money management and be able to promote a diversity of views based on the person’s education, experience and professional employment.  Based on the information gathered, the Board then makes a decision on whether to recommend the candidates as nominees for director. The Company does not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. Stockholders wishing to bring a nomination for a director candidate must give written notice to the Board by following the procedure described below under the heading “Procedures for Contacting Directors.”

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must comply with Rule 14a-8 under the Exchange Act, which generally requires, among other things, that stockholder proposals be received by the Company not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first released to stockholders.  If the Company did not hold an annual meeting the previous year, or if the date of the current year's annual meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Procedures for Contacting Directors

The Company has adopted a procedure by which stockholders may send communications to one or more directors by writing to such director(s) or to the whole Board, care of the Chief Administrative Officer, SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.  Any such communications will be promptly distributed by the Chief Administrative Officer to such individual director(s) or to all directors if addressed to the whole Board.

Board Leadership

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer. In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

At this time, the Board believes that Mr. Galvin, the Company’s Chief Executive Officer, is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board also believes that combining the positions of Chairman of the Board and Chief Executive Officer is the most effective leadership structure for the Company at this time, as the combined position enhances Mr. Galvin’s ability to provide insight and direction on strategic initiatives to both management and the Board, facilitating the type of information flow between management and the Board that is necessary for effective governance.  Additionally, the Board does not believe it is necessary for the Board to have a separately designated lead director, because the volume of matters that came before the Board for consideration permits all directors to give sufficient time and attention to such matters to be involved in all decision making.

Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk management oversight role, the Board has the responsibility to satisfy itself that the risk management processes implemented by management are adequate and functioning as designed. As a critical part of this risk management oversight role, the Board encourages full and open communication between management and the Board. The Company’s Chairman and CEO meets periodically with the President and other members of management to discuss strategy and risks facing the Company. Senior management attends Board meetings and is available to address any questions or concerns raised by the Board on risk management-related and other matters. The Board periodically receives presentations and reports from senior management on strategic matters involving the Company’s operations to enable it to understand the Company’s risk identification, risk management and risk mitigation strategies.

The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in areas of financial risk, internal controls, and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in overseeing risk management in the areas of compensation policies and programs.

Code of Ethics

We have adopted a Code of Ethics that applies to our two employees, our President and Chief Executive Officer and our Vice President and Chief Financial Officer.  We will provide, without charge, a copy of the Code of Ethics upon written request to our Chief Administrative Officer at SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC.  Based solely on review of the copies of such forms furnished to us, or written representations that no Forms 5 were required, we believe that, during and with respect to the fiscal year ended December 31, 2013, all officers and directors complied with applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of common stock beneficially owned as of  [June 4], 2014 by (i) those persons or groups known to beneficially own more than 5% of Company common stock, (ii) each current director and executive officer of the Company and (iii) all executive officers and directors as a group.  The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act.  Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.  Except as otherwise indicated in the table below, the business address of each individual or entity is 3 Columbus Circle, 16th Floor, New York, New York 10019.

Name of Beneficial Owner	Number of Shares(1)	Percent of Class(2)

5% or Greater Stockholders

Vector Group Ltd.(8)	3,508,519	8.2%
Tag Partners, LLC (4)	2,658,127	6.2%
SMA Development Group, LLC (5)	3,327,266	7.8%
Hillair Capital Investments LP (19)	3,344,903	7.8%

Directors and Named Executive Officers

Paul Galvin(3)(4)(11)	6,691,459	14.3%
Joseph Tacopina(3)(4)(12)	2,770,983	6.5%
Stevan Armstrong(3)(5)(13)	3,590,122	8.3%
J. Scott Magrane(3)(6)(14)	550,778	1.3%
Christopher Melton(3)(7)(15)	495,979	1.2%
J. Bryant Kirkland III (8)(9)(16)	189,523	*
Brian Wasserman(3)(17)	1,042,856	2.4%
Marc Bell (8)(9)	0	*
Frank Casano (10)	2,246,500	5.0%
Jennifer Strumingher (3)(18)	362,858	*
All executive officers and directors as a group (10 persons)	15,282,931	40.2%

* Less than 1%.

(1)         Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of common stock exercisable within sixty (60) days.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)         Based on 42,773,093 shares of common stock outstanding on [June 4], 2014.

(3)         Paul Galvin, Joseph Tacopina, Stevan Armstrong, J. Scott Magrane and Christopher Melton were appointed as directors of the Company on November 4, 2011. Additionally, Mr. Galvin was appointed as Chief Executive Officer, Mr. Armstrong was appointed as President and Chief Operating Officer, Brian Wasserman was appointed as Chief Financial Officer and Ms. Strumingher was appointed as Chief Administrative Officer, of the Company on November 4, 2011.

(4)         Includes 2,658,127 shares held by Tag Partners, LLC (“TAG”), an investment partnership formed for the purpose of investing in SG Building (other partners include employees of SG Building). Paul Galvin and Joseph Tacopina are managing members of, and have a controlling interest in, TAG. Each of Messrs. Galvin and Tacopina may be deemed to beneficially own the shares of common stock owned by TAG. Each of Messrs. Galvin and Tacopina specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of each of their pecuniary interest therein, and this shall not be deemed to be an admission that Messrs. Galvin and Tacopina are the beneficial owner of such shares of common stock.

(5)         Includes 3,177,266 shares held by SMA Development Group, LLC, an entity controlled by Mr. Armstrong. Mr. Armstrong specifically disclaims beneficial ownership of the shares of common stock held by SMA Development Group, LLC, except to the extent of his pecuniary interest therein, and this shall not be deemed to be an admission that Mr. Armstrong is the beneficial owner of such shares of common stock. The business address for SMA Development Group, LLC is 912 Bluff Road - Brentwood, TN 37027.

(6)         Includes 409,708 shares held by Two Lake, LLC, an entity controlled by Mr. Magrane. Mr. Magrane specifically disclaims beneficial ownership of the shares held by Two Lake, LLC except to the extent of his pecuniary interest therein, and this shall not be deemed an admission that Mr. Magrane is the beneficial owner of such shares of stock.

(7)         Includes 354,909 shares held by Mr. Melton.  Does not include shares held by TAG. Mr. Melton and Ms. Strumingher each has a membership interest in TAG. Mr. Melton and Ms. Strumingher each specifically disclaims beneficial ownership of the shares of common stock held by TAG, except to the extent of their pecuniary interest therein, and this shall not be deemed to be an admission that either Mr. Melton or Ms. Strumingher is a beneficial owner of such shares of common stock.

(8)          J. Bryant Kirkland III, a director of the Company, serves as Vice President, Treasurer and Chief Financial Officer of Vector.  Marc Bell has been the General Counsel and Secretary of Vector since 1994 and the Vice President of Vector since January 1998. Neither Mr. Kirkland nor Mr. Bell has investment authority or voting control over the 3,508,519 shares of Common Stock owned by Vector.  The business address for Vector is 4400 Biscayne Boulevard, 10th Floor, Miami, Florida 33137.  Based upon a Schedule 13D filed on December 1, 2011 with the SEC by Vector, the other executive officers and directors of Vector are:

Howard M. Lorber	Director; President and Chief Executive Officer
Ronald J. Bernstein	Director
Stanley S. Arkin	Director
Henry C. Beinstein	Director
Bennett S. LeBow	Director, Chairman of the Board
Jeffrey S. Podell	Director
Jean E. Sharpe	Director

(9)          Does not include shares of common stock held by Vector, as neither Mr. Kirkland nor Mr. Bell has no investment authority or voting control over the securities owned by Vector.

(10)        On April 24, 2013, the Company issued and sold to Mr. Casano: (a) $448,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $400,000 (the “Casano 2013 Debenture”), and (b) a common stock purchase warrant (the “Casano 2013 Warrant”) to purchase up to 1,041,861 shares of Common Stock for $0.4488 per share, subject to adjustments upon certain events.   The initial conversion price for the Casano 2013 Debenture was $0.43 per share, subject to adjustments upon certain events, as set forth in the Casano 2013 Debenture.

On April 10, 2014, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain of the holders of its existing Senior Convertible Debentures, including Mr. Cassano.  Under the terms of the Exchange Agreement, the Casano 2013 Debenture was exchanged for (a)  a new 8% Original Issue Discount Senior Secured Convertible Debentures due April 1, 2016, in the principal amount of $510,000 (the “Casano 2014 Debenture”) and (b) a common stock purchase warrant (the “Casano 2014 Warrant”) to purchase up to 2,042,880 shares of Common Stock for $0.275 per share, subject to adjustments upon certain events.  The initial conversion price for the Casano 2014 Debenture is $0.25 per share, subject to adjustments upon certain events, as set forth in the Casano 2014 Debenture.  Entry into the Exchange Agreement triggered the anti-dilution provisions of the Casano 2013 Warrant, which reset the exercise price under the Casano 2013 Warrant at $0.25 per share and the number of shares issuable upon exercise of the Casano 2013 Warrant was increased to 1,792,000 shares.

If the Casano 2014 Debenture is converted and the Casano 2013 Warrant  and Casano 2014 Warrant are exercised, Mr. Casano would hold 5,877,760 shares. However, the aggregate number of shares of Common Stock into which such Debentures and Warrants are convertible and exercisable, respectively, and which Mr. Casano has the right to acquire beneficial ownership, is limited to the number of shares of Common Stock that, together with all other shares of Common Stock beneficially owned by Mr. Casano does not exceed 4.99% of the total outstanding shares of Common Stock (estimated to be 2,246,500 shares).

(11)       Includes 4,033,332 shares that Mr. Galvin has the right to acquire at within 60 days upon exercise of stock options.

(12)      Includes 112,856 shares that Mr. Tacopina has the right to acquire at within 60 days upon exercise of stock options.

(13)      Includes 412,856 shares that Mr. Armstrong has the right to acquire at within 60 days upon exercise of stock options.

(14)       Includes 141,070 shares that Mr. Magrane has the right to acquire at within 60 days upon exercise of stock options.

(15)       Includes 141,070 shares that Mr. Melton has the right to acquire at within 60 days upon exercise of stock options.

(16)       Includes 48,453 shares held by Mr. Kirkland and 141,070 shares that Mr. Kirkland has the right to acquire at within 60 days upon exercise of stock options.

(17)       Includes 1,042,856 shares that Mr. Wasserman has the right to acquire at within 60 days upon exercise of stock options.

(18)      Includes 362,856 shares that Ms. Strumingher has the right to acquire at within 60 days upon exercise of stock options.

(19)      Based upon a Schedule 13G filed on December 1, 2011 with the SEC by Hillair Capital Investments LP (“Hillair Investments”)  (the “2011 Schedule 13G”).  In the 2011 Schedule 13G, Hillair Investments disclosed that it beneficially owns actual 3,344,903 shares of Common Stock as of the date thereof. The 3,344,903 shares of Common Stock beneficially owned by Hillair Investments include only actual shares of Common Stock.

Additionally, Hillair Investments holds convertible debentures previously purchased and convertible into 9,667,200 shares of Common Stock, in the aggregate but subject to certain anti-dilution adjustments, and Common Stock Purchase Warrants previously purchased and exercisable into 14,147,200 shares of Common Stock, in the aggregate but subject to certain anti-dilution adjustments. However, the aggregate number of shares of Common Stock into which such debentures and warrants are convertible and exercisable, respectively, and which Hillair Investments has the right to acquire beneficial ownership, is limited to the number of shares of Common Stock that, together with all other shares of Common Stock beneficially owned by Hillair Investments does not exceed 4.99% of the total outstanding shares of Common Stock. Accordingly, such debentures and warrants are not currently convertible or exercisable, respectively, into Common Stock unless and until the actual shares of Common Stock held by Hillair Investments is less than 4.99% of the total outstanding shares of Common Stock.

The address for Hillair Investments is: c/o Hillair Capital Management LLC, 330 Primrose Road, Suite 660, Burlingame, CA 94010.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation awarded to, paid to or earned by the following executive officers, for each of the Company and SG Building, for the fiscal year ended December 31, 2013 and 2012: (i) individuals who served as, or acted in the capacity of, the principal executive officers of the Company and SG Building for the fiscal year ended December 31, 2013; (ii) the  two most highly compensated executive officers of the Company and SG Building, other than the principal executive officer, who were serving as executive officers at the end of the fiscal year ended December 31, 2013. No disclosure is made for any executive officer, other than the Principal Executive Officer, whose total compensation did not exceed $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)		All Other Compensation ($)		Total ($)
Paul M. Galvin	2013	212,333	—	3,770	(1(a))	—		216,103
current Chief Executive Officer (1)	2012	225,000	—	206,000	(1(b))	—		431,000

Stevan Armstrong	2013	129,250	—	3,770	(2(a))	—		133,020
current President and Chief Operating Officer(2)	2012	140,100	—	2,796	(2(b))	—		142,896

Brian Wasserman	2013	—	—	3,770		167,000	(3(a))	170,770
current Chief Financial Officer	2012	—	—	2,266		155,000	(3(b))	157,266

(1)
(a) On March 14, 2013, an option to purchase 50,000 shares of the Company’s common stock were granted to Mr. Galvin as part of compensation for serving on the Board of the Company. The amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Galvin during 2013, as determined in accordance with ASC Topic 718.

(b) On January 2, 2012, an option to purchase 2,000,000 shares of the Company’s common stock were granted to Mr. Galvin as part of direct compensation. Mr. Galvin was not granted any options in connection with this service on the Board. The amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Galvin during 2012, as determined in accordance with ASC Topic 718.

(2)
(a) On March 14, 2013, an option to purchase 50,000 shares of the Company’s common stock were granted to Mr. Armstrong as part of compensation for serving on the Board of the Company. The amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Galvin during 2013, as determined in accordance with ASC Topic 718.

(b) On March 21, 2012 and August 7, 2012, options to purchase an aggregate of 34,286 shares of the Company’s common stock were granted to Mr. Armstrong a as compensation for serving on the Board of the Company. The number of options granted in connection with service on the Board was determined by dividing $10,000 by the Fair Market Value (as defined in the 2011 Plan) on the grant date ($0.50 and $0.35). Notwithstanding the calculation, the amounts shown represent the aggregate grant date fair value of stock options granted to Mr. Armstrong during 2012, as determined in accordance with ASC Topic 718. See discussion of the 2011 Director Options under the section titled “Compensation of Directors”.

(3)
(a) Amount reflects payments of $92,000 to BAW pursuant to the Wasserman Agreement (Mr. Wasserman is the Chief Executive Officer of BAW, a financial consulting business), and payments of $75,000 to Janover, LLC, a public accounting firm that provides various services to the Company. Mr. Wasserman is a Partner and a Director of Forensic Services at Janover, LLC.

(b) Amount reflects payments of $106,000 to BAW pursuant to the Wasserman Agreement (Mr. Wasserman is the Chief Executive Officer of BAW, a financial consulting business), and payments of $49,000 to Janover, LLC, a public accounting firm that provides various services to the Company. Mr. Wasserman is a Partner and a Director of Forensic Services at Janover, LLC.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Prior to their expiration in October 2013, we were, through our principal operating subsidiary, SG Building, party to employment agreements with Paul Galvin, our Chief Executive Officer, Stevan Armstrong, our President and Chief Operating Officer and Jennifer Strumingher, our Chief Administrative Officer, each dated October 26, 2010 (the “SGB Employment Agreements”).  Mr. Galvin’s agreement is for a term of three (3) years with a base salary of $240,000 per year. As of June 1, 2012 Mr. Galvin’s base salary was decreased to $214,000 per year.  Mr. Armstrong’s agreement is for a term of three (3) years with a base salary of $150,000 per year. As of June 1, 2012, Mr. Armstrong’s base salary was decreased to $133,000 per year. Ms. Strumingher’s agreement is for a term of three (3) years with a base salary of $100,000 per year. As of June 1, 2012, Ms. Strumingher’s base salary was decreased to $88,000 per year. Subsequently, in March 2013, Ms. Strumingher’s base salary went back to $100,000 per year. In addition, each of the officers may be entitled to receive a discretionary bonus as determined by our Board. All of the SGB Employment Agreements expired in accordance with their terms and the Company is in the process of negotiating new agreements with Mr. Galvin and Ms. Strumingher.

On April 14, 2014, the Compensation Committee approved and set annual cash compensation for: Mr Galvin at $275,000 for fiscal 2013 and $300,000 for fiscal 2014; and for Ms. Strumingher at $138,000 for fiscal 2013 and $150,000 for fiscal 2014.  It is anticipated that any new employment agreements with Mr. Galvin and Ms. Strumingher will reflect these cash compensation levels. On April 14, 2014, the Compensation Committee also approved certain stock option grants that will only be awarded if the Company Stockholders adopt the 2014 Plan, as set forth in Proposal 4.

Wasserman Consulting Agreement

On November 7, 2011, we entered into the Wasserman Agreement with Mr. Wasserman and BAW, which provides for certain consulting services to be provided by BAW and for Mr. Wasserman to serve as our Chief Financial Officer from November 7, 2011 until November 7, 2014, unless the Agreement is terminated for “Cause” (as defined in the Wasserman Agreement).  The Wasserman Agreement provides that BAW will be paid $10,000 per month and for Mr. Wasserman will receive options to purchase 1,000,000 shares of Company common stock at fair market value on the grant date ($0.20); one-third of which vest on the grant date, one-third vesting on November 7, 2012, and the remaining one-third vesting on November 7, 2013. As of June 1, 2012, BAW’s fee was reduced to $8,000 per month and as of November 1, 2013, BAW’s fee was reduced to $6,000 per month. The Company is in the process of negotiating a new agreement with Mr. Wasserman.

On April 14, 2014, the Compensation Committee approved and set cash compensation for Mr. Wasserman at $10,000 per month for fiscal 2013 and $12,000 per month for fiscal 2014.  It is anticipated that any new agreements with Mr. Wasserman and/or BAW will reflect these cash compensation levels. On April 14, 2014, the Compensation Committee also approved certain stock option grants that will only be awarded if the Company’s Stockholders adopt the 2014 Plan, as set forth in Proposal 4.

Stock Options

On July 27, 2011, in connection with the merger contemplated under that certain Merger Agreement and Plan of Reorganization, dated July 27, 2011, by and among the Company, CDSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, SG Building, and certain stockholders of SG Building (the "Merger"), the Company obtained the written consent of holders of a majority of its outstanding common stock approving the 2011 Incentive Stock Plan (the "2011 Plan”).  The 2011 Plan covers up to 8,000,000 shares of common stock, and is designed to enable us to offer our employees, officers, directors, consultants and advisors whose services are considered valuable an opportunity to acquire an interest in the Company, to encourage a sense of proprietorship in the Company and to stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries.  The various types of incentive awards that may be provided under the 2011 Plan (including options, restricted stock, and stock appreciation rights) are intended to enable us to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.  All of our officers, directors, employees, consultants and advisors, as well as those of its subsidiaries, are eligible to be granted awards under the 2011 Plan.  An incentive stock option may be granted under the 2011 Plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries.  The 2011 Plan expires on July 26, 2021 and is administered by the Company’s Board.

During the year ended December 31, 2012, the Board approved the issuance of up to an additional 2,000,000 shares of the Company’s Common Stock in the form of restricted stock or options (the “Board Equity Authorization”). These options generally have the same terms and conditions as those provided under the 2011 Plan, however, the authorization of these options is not subject to stockholder approval. The issuance of these options will be approved by the Board on a case-by-case basis.

During November 2013, the Board approved the 2013 Stock Plan (the “2013 Plan”).  The 2013 Stock Plan has not been approved by the Company’s stockholders.  The 2013 Stock Plan covers up to 2,000,000 shares of common stock, and all officers, directors, employees, consultants and advisors are eligible to be granted awards under the 2013 Stock Plan. The 2013 Stock Plan is administered by the Board.

2013 Option Grants

On March 14, 2013, the Company granted 487,500 options to purchase common stock to executives and directors of the Company (the “March Options”). One third of the March Options vest upon grant, the second third vests on the first anniversary of the grant date, and the remaining third vests on the second anniversary of the grant date. 150,000 of the March Options were granted under the 2011 Plan at fair market value. The remaining 337,500 of the March Options were approved by the Company’s board.

Outstanding Equity Awards at Fiscal Year End

Name	Option Vest Date(1)	Number of securities underlying unexercised options (#) unexercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Paul M. Galvin	11/7/2011	666,666		0.2	11/6/2021
Current Chief Executive Officer	1/2/2012	666,666		0.75	1/1/2022
	11/7/2012	666,667		0.2	11/6/2021
	1/2/2013	666,667		0.75	1/1/2022
	3/14/2013	16,667		0.43	3/13/2022
	11/7/2013	666,667		0.2	11/6/2021
	3/14/2014		16,667	0.43	3/13/2022
	1/2/2014		666,667	0.75	1/1/2022
	3/14/2015		16,666	0.43	3/13/2022

Stevan Armstrong	11/7/2011	116,666		0.2	11/6/2021
Current President and Chief Operating Officer	3/20/2012	6,666		0.5	3/19/2022
	8/7/2012	4,762		0.35	8/6/2022
	11/7/2012	116,667		0.2	11/6/2021
	3/14/2013	16,667		0.43	3/13/2022
	3/20/2013	6,667		0.5	3/19/2022
	8/7/2013	4,762		0.35	8/6/2022
	11/7/2013	116,667		0.2	11/6/2021
	3/14/2014		16,667	0.43	3/13/2022
	3/20/2014		6,667	0.5	3/19/2022
	8/7/2014		4,762	0.35	8/6/2022
	3/14/2015		16,666	0.43	3/13/2022

Brian Wasserman	11/7/2011	333,334		0.2	11/6/2021
Current Chief Financial Officer	8/7/2012	4,762		0.35	8/6/2022
	11/7/2012	333,333		0.2	11/6/2021
	3/14/2013	16,667		0.43	3/13/2022
	8/7/2013	4,762		0.35	8/6/2022
	11/7/2013	333,333		0.2	11/6/2021
	3/14/2014		16,667	0.43	3/13/2022
	8/7/2014		4,762	0.35	8/6/2022
	3/14/2015		16,666	0.43	3/13/2022

Compensation of Directors

Director Compensation Table

The table below summarizes the compensation paid by us to directors for the fiscal year ended December 31, 2013.

Name*	Option Awards $ (1)		Fees Earned or Paid in Cash ($)	Total ($)
Richard J. Lampen*	3,770	(2)	—	3,770
J. Bryant Kirkland III	4,713	(2)	—	4,713
J. Scott Magrane	4,713	(2)	—	4,713
Christopher Melton	4,713	(2)	—	4,713
Joseph Tacopina	3,770	(2)	—	3,770
Paul M. Galvin					(3)
Stevan Armstrong					(3)
Brian Wasserman					(3)
Marc Bell					(4)
Frank Casano					(4)

* Mr. Lampen resigned from the Board effective January 30, 2014.

(1)	The amounts shown represent the aggregate grant date fair value of stock options granted during 2013, as determined in accordance with ASC Topic 718.

(2)
Following the effective date of the Merger, each director who was appointed to the Board, or continued to serve on the Board, received options in lieu of an annual retainer.  On March 14, 2013, the Company’s Compensation Committee granted options to purchase 50,000 shares of Company common stock to Armstrong, Tacopina and Lampen, in connection with their service on the Board; and granted options to purchase 62,500 shares of Company common stock to Kirkland, Magrane and Melton, in connection with their service on the Board.  The March 14, 2013 option grants to Armstrong were made pursuant to the 2011 Plan. The March 14, 2013 option grants to Lampen, Kirkland, Magrane and Tacopina were made pursuant to board approval.

(3)	The compensation arrangements for Galvin, Armstrong and Wasserman are disclosed in the Summary Compensation Table.

(4)	Messrs. Bell and Casano were elected to the Board on January 30, 2014 and did not receive any compensation from the Company during 2013.

We also reimburse the directors for reasonable travel expenses incurred in connection with their activities on the Company’s behalf.

Limitation On Liability And Indemnification Matters

The Company’s By-Laws and Articles of Incorporation provide for indemnification of its directors and officers to the fullest extent permitted by Delaware Law.

Directors’ And Officers’ Insurance

The Company currently maintains a directors’ and officers’ liability insurance policy that provides its directors and officers with liability coverage relating to certain potential liabilities.

Certain Relationships And Related Transactions

The Audit Committee Charter provides that the Audit Committee is responsible for reviewing and approving all related party transactions, as defined by the applicable regulations.  Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction, however such member may be counted in determining the presence of a quorum at the meeting of the Audit Committee at which such transaction is reviewed.

ConGlobal Industries, Inc. is a minority stockholder of the Company and provides containers and labor on domestic projects.  The Company recognized Cost of Goods Sold of $1,595,468 and $1,044,354, for services ConGlobal Industries, Inc. rendered during the years ended December, 31, 2013 and 2012, respectively. As of December 31, 2013 and 2012, $176,929 and $62,844, respectively, of such expenses are included in related party accounts payable and accrued expenses in the accompanying consolidated balance sheets.

The Lawrence Group is a minority stockholder of the Company and is a building design, development and project delivery firm. The Company recognized Cost of Goods Sold of $52,966 and $62,276 for services The Lawrence Group rendered during the year ended December 31, 2013 and 2012, respectively. For the years ended December 31, 2013 and 2012, $27,629 and $37,233, respectively, of pre-project expenses were included in related party accounts payable and accrued expenses in the accompanying consolidated balance sheet.

An affiliated accounting firm of the Company’s Chief Financial Officer provides accounting and consulting services to the Company. The Company recognized General and Administrative expenses in the amount of $80,050 and $80,000 for the years ended December 31, 2013 and 2012, respectively. As of December 31, 2013, $36,050 of such expenses are included in related party accounts payable and accrued expenses on the accompanying consolidated balance sheet.

The Company has accrued certain reimbursable expenses of owners of the Company. Such expenses amounted to $2,779 for the year ended December 31, 2012, and are included in related party accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Transactions with Vector

On March 26, 2009, the Company entered into a $50,000 revolving credit promissory note (the “Revolver”) with Vector, a principal stockholder of the Company. On January 26, 2011, the Company and Vector entered into an amendment to the Revolver increasing the amount that the Company may borrow from $50,000 to $100,000. The loan bears interest at 11% per annum and was due on December 31, 2013. During January 2014, the Revolver was extended from December 31, 2013 to June 30, 2015. As of December 31, 2013 and 2012, the balance due to Vector amounted to $73,500. As of December 31, 2013 and 2012, accrued interest related to the Revolver amounted to $28,636 and $20,439, respectively.

Transactions with Frank Casano

On April 24, 2013, the Company issued and sold to Mr. Casano: (a) $448,000 in 8% Original Issue Discount Senior Secured Convertible Debentures due July 1, 2014, for a subscription amount of $400,000 (the “Casano 2013 Debenture”), and (b) a common stock purchase warrant (the “Casano 2013 Warrant”) to purchase up to 1,041,861 shares of Common Stock for $0.4488 per share, subject to adjustments upon certain events.   The initial conversion price for the Casano 2013 Debenture was $0.43 per share, subject to adjustments upon certain events, as set forth in the Casano 2013 Debenture.

On April 10, 2014, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with certain of the holders of its existing Senior Convertible Debentures, including Mr. Cassano.  Under the terms of the Exchange Agreement, the Casano 2013 Debenture was exchanged for (a)  a new 8% Original Issue Discount Senior Secured Convertible Debentures due April 1, 2016, in the principal amount of $510,000 (the “Casano 2014 Debenture”) and (b) a common stock purchase warrant (the “Casano 2014 Warrant”) to purchase up to 2,042,880 shares of Common Stock for $0.275 per share, subject to adjustments upon certain events.  The initial conversion price for the Casano 2014 Debenture is $0.25 per share, subject to adjustments upon certain events, as set forth in the Casano 2014 Debenture.  Entry into the Exchange Agreement triggered the anti-dilution provisions of the Casano 2013 Warrant, which reset the exercise price under the Casano 2013 Warrant at $0.25 per share and the number of shares issuable upon exercise of the Casano 2013 Warrant was increased to 1,792,000 shares.

 If the Casano 2014 Debenture is converted and the Casano 2013 Warrant  and Casano 2014 Warrant are exercised, Mr. Casano would hold 5,877,760 shares.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Each member of the Audit Committee meets the criteria for being “independent” under Rule 10A-3 of the Exchange Act.  During the fiscal year ended December 31, 2013, the Committee met on 4 occasions.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, Marcum LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors’ independence consistent with the Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationships that might impact the auditors’ objectivity and independence and satisfied itself as to the auditors’ independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent auditors’ examination of the financial statements for the fiscal year ended December 31, 2013.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2013, with management and the independent auditors.  Management has the responsibility for preparation of the Company’s financial statements and the independent auditors have the responsibility for examination of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the SEC.

AUDIT COMMITTEE J. Bryant Kirkland III J. Scott Magrane Christopher Melton

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) added Section 14A to the Exchange Act, which requires public companies to hold advisory (non-binding) votes on executive compensation.  Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, the Board is asking stockholders to cast an advisory vote approving the named executive officer compensation as described in this proxy statement.

The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the Executive Compensation section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement.  The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Company’s Board.  The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholder to vote “FOR” the following resolution at the Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Tables, and the related compensation tables, notes and narrative disclosure set forth in this annual meeting proxy statement is, on an advisory basis, hereby APPROVED.

Although this advisory vote is not binding on the Compensation Committee or the Board, the Compensation Committee will carefully consider the outcome of the vote and take into consideration concerns raised by stockholders when determining future compensation arrangements.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve the resolution set forth in this Proposal 2, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 3

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON THE
COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the requirements applicable to the Company under the Dodd-Frank Act and Section 14A of the Exchange Act, the Board is also asking stockholders to cast an advisory vote on the frequency with which the Company’s stockholders shall have the advisory vote on compensation of our Named Executive Officers provided for in PROPOSAL 2 in this proxy statement. By voting on this PROPOSAL 3, stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation every 1 year, every 2 years, or every 3 years.

The advisory vote on the frequency of the say-on-pay vote is a non-binding vote as to how often the say-on-pay vote should occur: every 1 year, every 2 years, or every 3 years.  In addition, stockholders may abstain from voting. The Dodd-Frank Act requires the Company to hold the advisory vote on the frequency of the say-on-pay vote at least once every six years.

After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for the Company, and therefore our Board of Directors recommends that you vote for “every 3 years” as the frequency for future advisory votes on executive compensation.

Stockholders are being asked to vote, on an advisory basis, on the following resolution to indicate their preferred voting frequency (every 1 year, every 2 years, every 3 years, or abstain from voting):

RESOLVED, that the option of every 1 year, every 2 years, or every 3 years that receives a plurality of the votes cast at the Annual Meeting of Stockholders by stockholders voting will be determined to be the preferred frequency of the stockholders with which SG Blocks, Inc. is to hold a stockholder vote to approve, on an advisory basis, the compensation of its named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules.

The option of every 1 year, every 2 years, or every 3 years that receives a plurality of the votes cast at the Meeting by stockholders voting on PROPOSAL 3 will be the frequency for the advisory vote on the compensation of the Company’s named executive officers that has been selected by stockholders. The advisory vote will not be binding on the Board. While the Board will carefully consider the outcome of the vote, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Vote Required

We will consider the frequency that receives the most votes (a plurality) to be the option deemed chosen by the Company’s stockholders.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY 3 YEARS.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR THE ALTERNATIVE OF EVERY “3 YEARS” UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 4

APPROVAL OF THE 2014 INCENTIVE STOCK PLAN

Stockholders are requested in this Proposal 4 to approve the adoption of the 2014 Incentive Stock Plan (the 2014 Plan).  On June 3, 2014, the Board unanimously adopted a resolution declaring it advisable to approve the adoption of the 2014 Plan, which contains 12,000,000 shares of the Company's Common Stock available for grant thereunder, subject to stockholder approval.  As an amendment to the Company’s Amended and Restated Certificate of Incorporation (as set forth in Proposal 5) is necessary in order to have sufficient shares available for issuance under the 2014 Plan, the approval of this Proposal 4 is conditioned upon approval of Proposal 5.

The 2014 Plan is intended as an incentive to retain and to attract new directors, officers, consultants, advisors and employees, as well as to encourage a sense of proprietorship and stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. A copy of the 2014 Plan is attached hereto as Annex A.

General

As of [June 4], 2014, there were 42,773,093 shares of our Common Stock were issued and outstanding.  The Company’s common stock is currently quoted on the OTC Bulletin Board (“OTCBB”) under the symbol “SGBX”.   On [June 4], 2014, the closing price of the Company’s common stock was [$_______], as quoted on the OTCBB.

All grants under the 2014 Plan will be made in consideration of services rendered or to be rendered to the Company or any of its subsidiaries by the recipients.  All awards under the 2014 Plan are within the discretion of the Compensation Committee and, therefore, future awards under the 2014 Plan are generally not determinable. Notwithstanding the forgoing, on April 14, 2014, the Compensation Committee approved the following option grants the officers listed below, which option grants will only be awarded if the Company’s stockholders approve the 2014 Plan.

Options To Be Granted Subject to Stockholder Approval of the 2014 Plan
Paul Galvin
2014 Fiscal Year	2,000,000
2015 Fiscal Year	2,000,000

Brian Wasserman
2014 Fiscal Year	1,000,000
2015 Fiscal Year	1,000,000

Jennifer Strumingher
2014 Fiscal Year	750,000
2015 Fiscal Year	750,000

The following table provides information about outstanding awards and shares of common stock available for future awards under all of the Company’s equity compensation plans as of December 31, 2013, is as follows:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	7,996,072	$0.36	3,928

Equity compensation plans not approved by security holders(2)	2,333,929	$0.34	1,666,071
Total	10,330,001		1,669,999	(3)

(1)	Pursuant to the 2011 Plan.

(2)	Pursuant to the 2013 Plan and the Board Equity Authorization.

(3)
As of December 31, 2013, there were 3,928 shares of common stock remaining available for future issuance under the 2011 Plan, 1,600,000 shares of common stock available for future issuance under the 2013 Stock Plan and 66,071 available for future issuances under the Board Equity Authorization.

As of [June 4], 2014, there were 3,928 shares of common stock remaining available for future issuance under the 2011 Plan, 1,600,000 shares of common stock available for future issuance under the 2013 Plan and 66,071 available for future issuances under the board’s additional approval.

The 2014 Plan

Purpose of the 2014 Plan

 The Board believes that the success of the Company is largely dependent on its ability to attract and retain highly-qualified employees and non-employee directors and that by offering them the opportunity to acquire or increase their proprietary interest in the Company, the Company will enhance its ability to attract and retain such persons.  Further, the Company strongly believes in aligning the interests of its employees, especially its executive officers, with those of its stockholders. Accordingly, the Company is proposing to adopt the 2014 Plan.

 Description of the 2014 Plan

A summary of certain provisions of the 2014 Plan is set forth below and the full text of the 2014 Plan is attached hereto as Annex A.  The following summary of the 2014 Plan is qualified in its entirety by reference to Annex A.

The Purpose of the 2014 Plan

The purpose of the 2014 Plan is to provide additional incentive to the directors, officers, consultants, advisors and employees of the Company who are primarily responsible for the management and growth of the Company.

The Company intends that the 2014 Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Exchange Act and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the 2014 Plan will be exempt from the operation of Section 16(b) of the Exchange Act.  Further, the 2014 Plan is intended to satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to those awards for which qualification for such exception is intended.

Administration of the 2014 Plan

The 2014 Plan is to be administered by a committee consisting of two or more directors appointed by the Company’s Board (the “Committee”).  The Committee will be comprised solely of “non-employee directors” within the meaning of Rule 16b-3 and, “outside directors” within the meaning of Section 162(m) of the Code, which individuals will serve at the pleasure of the Board. In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the 2014 Plan does not consist of two or more “non-employee directors,” or if there is no such Committee, then the 2014 Plan will be administered by the Board, provided that grants to the Company’s Chief Executive Officer or to any of the Company’s other three most highly compensated officers (other than the Chief Financial Officer) that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee so comprised of outside directors.

Subject to the other provisions of the 2014 Plan, the Committee will have the authority, in its discretion: (i) to designate recipients of options (“Options”), stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”), all of which are referred to collectively as “Rights”; (ii) to determine the terms and conditions of each Right granted (which need not be identical); (iii) to interpret the 2014 Plan and all Rights granted thereunder; and (iv) to make all other determinations necessary or advisable for the administration of the 2014 Plan.

Eligibility

The persons eligible for participation in the 2014 Plan as recipients of Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives (including Restricted Stock Units) include directors, officers and employees of, and consultants and advisors to, the Company or any subsidiary; provided that incentive stock options may only be granted to employees of the Company and the subsidiaries. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.  There are presently 9 directors and approximately 7 Company and subsidiary employees all of whom are currently eligible to participate in the 2014 Plan. In selecting participants, and determining the number of shares covered by each Right, the Committee may consider any factors that it deems relevant.

Shares Subject to the 2014 Plan

Subject to the conditions outlined below, the total number of shares of Common Stock which may be issued pursuant to Rights granted under the 2014 Plan may not exceed 12,000,000 shares.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar type of corporate restructuring affecting the shares of Common Stock, the Committee will make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the 2014 Plan and in the number and exercise price of shares subject to outstanding Options granted under the 2014 Plan, to the end that after such event each optionee’s proportionate interest will be maintained as immediately before the occurrence of such event. The Committee will, to the extent feasible, make such other adjustments as may be required under the tax laws so that any incentive stock options previously granted will not be deemed modified within the meaning of Section 424(h) of the Code. Appropriate adjustments will also be made in the case of outstanding Stock Appreciation Rights and Restricted Stock granted under the 2014 Plan.  The maximum number of shares of Stock that may be subject to Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan to any individual in any calendar year shall not exceed 4,000,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.

Options

An option granted under the 2014 Plan is designated at the time of grant as either an incentive stock option (an “ISO”) or as a non-qualified stock option (a “NQSO”). Upon the grant of an Option to purchase shares of Common Stock, the Committee will fix the number of shares of the Company’s Common Stock that the optionee may purchase upon exercise of such Option and the price at which the shares may be purchased. The purchase price of each share of the Company’s Common Stock purchasable under an Option will be determined by the Committee at the time of grant, but may not be less than 100% of the fair market value of such share of Common Stock on the date the Option is granted; provided, however, that with respect to an optionee who, at the time an ISO is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any subsidiary, the purchase price per share under an ISO must be at least 110% of the fair market value per share of the Company’s Common Stock on the date of grant.  The 2014 Plan defines “fair market value” as the closing price of publicly traded shares of the Company’s Common Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of the Company’s Common Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over the counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code.

Stock Appreciation Rights

Stock Appreciation Rights will be exercisable at such time or times and subject to such terms and conditions as determined by the Committee. Unless otherwise provided, Stock Appreciation Rights will become immediately exercisable and remain exercisable until expiration, cancellation or termination of the award. Such rights may be exercised in whole or in part by giving written notice to the Company.

Restricted Stock

Restricted Stock may be granted under the 2014 Plan aside from, or in association with, any other award and will be subject to certain conditions and contain such additional terms and conditions, not inconsistent with the terms of the 2014 Plan, as the Committee deems desirable. A grantee will have no rights to an award of Restricted Stock unless and until such grantee accepts the award within the period prescribed by the Committee and, if the Committee deems desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee. Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.

Other Equity Incentives or Stock Based Awards

Subject to the provisions of the 2014 Plan, the Committee may grant Equity Incentives (including the grant of unrestricted shares and restricted stock units) to such key persons, in such amounts and subject to such terms and conditions, as the Committee in its discretion determines. Such awards may entail the transfer of actual shares of the Company’s Common Stock to 2014 Plan participants, or payment in cash or otherwise of amounts based on the value of shares of the Company’s Common Stock.

Term of the Rights

The Committee, in its sole discretion, will fix the term of each Right, provided that the maximum term of an Option will be ten years.  ISOs granted to a 10% stockholder will expire not more than five years after the date of grant. The 2014 Plan provides for the earlier expiration of Rights in the event of certain terminations of employment of the holder.

Restrictions on Transferability

Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the optionee or grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution. The Committee, in its sole discretion, may permit a transfer of a NQSO to (i) a trust for the benefit of the optionee or (ii) a member of the optionee’s immediate family (or a trust for his or her benefit). Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof will be void and ineffective and will give no right to the purported transferee. Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions have lapsed. Other Equity Incentives are generally not transferable.

Termination of the 2014 Plan

No Right may be granted pursuant to the 2014 Plan following July 7, 2024.

Amendments to the 2014 Plan

The Board may at any time amend, suspend or terminate the 2014 Plan, except that no amendment may be made that would impair the rights of any optionee or grantee under any Right previously granted without the optionee’s or grantee’s consent, and except that no amendment may be made which, without the approval of the Company stockholders would (i) materially increase the number of shares that may be issued under the 2014 Plan except as permitted under the 2014 Plan; (ii) materially increase the benefits accruing to the optionees or grantees under the 2014 Plan; (iii) materially modify the requirements as to eligibility for participation in the 2014 Plan; (iv) decrease the exercise price of an ISO to less than 100% of the fair market value on the date of grant thereof or the exercise price of a NQSO to less than 100% of the fair market value on the date of grant thereof; or (v) extend the term of any Option beyond that permitted in the 2014 Plan.

Restrictions on Repricing

Approval of the Company’s stockholders is required prior to the reduction of the exercise price of any outstanding options or Stock Appreciation Rights, any repricing through cancellations and re-grants of new options or stock appreciation rights, or any cancellation of outstanding options or stock appreciation rights with an exercise price above the current stock price in exchange for cash or other securities.

Section 162(m)

The 2014 Plan, if adopted by the Company’s stockholders, will permit designated stock options to qualify as incentive stock options under the Code for a period of ten years, which will give the holder of the options more favorable tax treatment.

Notwithstanding the submission of the 2014 Plan stockholders for adoption, the Company reserves the right to pay its employees, including recipients of performance-based awards under the 2014 Plan, amounts which may or may not be tax-deducible under Section 162(m) or other provisions of the Internal Revenue Code.

Section 162(m) of the Code limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the Chief Executive Officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the Chief Financial Officer. “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible; however, there can be no guarantee that awards granted under the 2014 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code. For purposes of Section 162(m) of the Code, approval of this Proposal 4, as reflected in the 2014 Plan, will be deemed to include approval of the material terms of the performance goals under the 2014 Plan.  Stockholder approval of the material terms of the performance goals, without specific targeted levels of performance, will permit qualification of incentive awards for full tax deductibility for a period of five years under Section 162(m).  Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

Federal Income Tax Consequences

Incentive Stock Options.  Options that are granted under the 2014 Plan and that are intended to qualify as ISOs must comply with the requirements of Section 422 of the Code. An option holder is not taxed upon the grant or exercise of an ISO; however, the difference between the fair market value of the shares on the exercise date will be an item of adjustment for purposes of the alternative minimum tax. If an option holder holds the shares acquired upon the exercise of an ISO for at least two years following the date of the grant of the option and at least one year following the exercise of the option, the option holder’s gain, if any, upon a subsequent disposition of such shares will be treated as long-term capital gain for federal income tax purposes. The measure of the gain is the difference between the proceeds received on disposition and the option holder’s basis in the shares (which generally would equal the exercise price). If the option holder disposes of shares acquired pursuant to exercise of an ISO before satisfying the one-and-two year holding periods described above, the option holder may recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the option holder’s adjusted basis in the shares (generally the option exercise price); or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the ISO.

The Company is not entitled to an income tax deduction on the grant or the exercise of an ISO or on the option holder’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will generally be entitled to an income tax deduction in the year the option holder disposes of the shares, in an amount equal to the ordinary income recognized by the option holder.

Nonqualified Options.  In the case of a NQSO, an option holder is not taxed on the grant of such option. Upon exercise, however, the participant recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of the exercise. The Company is generally entitled to an income tax deduction in the year of exercise in the amount of the ordinary income recognized by the option holder. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following the exercise. The Company does not receive an income tax deduction for this gain.

Restricted Stock and Restricted Stock Units.  A recipient of Restricted Stock  or Restricted Stock Units will not have taxable income upon grant, but will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares. A recipient of Restricted Stock may instead, however, elect to be taxed at the time of grant.  The Company will generally be entitled to a corresponding tax deduction when the recipient has an inclusion in income.

Stock Appreciation Rights.  No taxable income will be recognized by an option holder upon receipt of a Stock Appreciation Right and the Company will not be entitled to a tax deduction upon the grant of such right.

 Upon the exercise of a Stock Appreciation Right, the holder will include in taxable income, for federal income tax purposes, the fair market value of the cash and other property received with respect to the Stock Appreciation Right and the Company will generally be entitled to a corresponding tax deduction.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve Proposal 4, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

As an amendment to the Company’s Amended and Restated Certificate of Incorporation (as set forth in Proposal 5) is necessary in order to have sufficient shares available for issuance under the 2014 Plan, the approval of this Proposal 4 is conditioned upon approval of Proposal 5.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2014 PLAN.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 5

AMENDMENT OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM
100,000,000 SHARES TO 300,000,000 SHARES

The Board has approved and declared advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock by an additional 200,000,000 shares (the “Certificate of Amendment”).  As of the Record Date, the Company had 100,000,000 shares of common stock authorized for issuance, of which 42,773,093 shares were outstanding and 52,112,860 shares were reserved for future issuance under the Company’s 2011 Plan, the Board Equity Authorization, the 2013 Plan and outstanding warrants and convertible debentures.  If the 2014 Plan is approved by the Company’s stockholders, as described in more detail in Proposal 4, an additional 12,000,000 shares will be reserved for issuance thereunder.  After taking into consideration those shares of common stock outstanding or reserved for issuance (not including share to be reserved under in connection with the 2014 Plan), the Company had 3,592,047 shares available for future issuance as of the Record Date.  As approval of this Proposal 5 is necessary in order to have sufficient shares available for issuance under the 2014 Plan, the approval of Proposal 4 is conditioned upon approval of this Proposal 5.

The Board believes that the authorized shares of common stock remaining available for future issuances is not sufficient to raise additional capital and to enable the Company to respond to potential business opportunities that may arise. Accordingly, the Board believes that it is in the Company’s best interest to increase the number of authorized shares of common stock in order to provide the Company with the flexibility to issue additional shares from time to time as the Board may determine for financings, private placements, acquisitions, strategic business relationships or stock dividends, and to satisfy (in whole or in part) any triggering of anti-dilution provisions under the Company’s outstanding convertible debentures and warrants.  Further, the Board believes the availability of additional shares of common stock will enable the Company to attract and retain talented employees by having a sufficient number of shares of common stock available for the grant of stock options and other stock-based incentives, including the shares potentially issuable under the 2014 Plan. The issuance of additional shares of common stock may have a dilutive effect on earnings per share and relative voting power. This proposal will have no effect on the number of shares of preferred stock authorized for issuance.

This proposal has been prompted by the business considerations discussed in the preceding paragraph and, except for the option issuances disclosed in connection with approval of the 2014 Plan, as described in more detail in Proposal 4, the Company has no current plans to issue the additional shares that would be authorized by this proposal.  Nevertheless, the additional shares of common stock that would become available for issuance if this proposal is approved could be used by the Company’s management to engage in a variety of activities, such as financings, private placements, grants of equity-based compensation or to prevent changes in control, and to and to satisfy (in whole or in part) any triggering of anti-dilution provisions under the Company’s outstanding convertible debentures and warrants, even if the stockholders of the Company do not want the Company to use the additional shares for such purposes.   As it is not possible to predict all situations that could trigger the anti-dilution provisions under the Company’s outstanding convertible debentures and warrants, the amounts set forth in this proposal does not fully account for all possible anti-dilution.  If the anti-dilution provisions under the Company’s outstanding convertible debentures and warrants are triggered, the Company may need more shares to be authorized.

If this proposal is approved, Article FOURTH of the Company’s Amended and Restated Certificate of Incorporation would be restated in its entirety as follows:

“FOURTH:            Authorized Shares.  The aggregate number of shares which the Corporation shall have authority to issue is 305,000,000, of which 300,000,000 shall be shares of Common Stock, par value $.01 per share (the “Common Stock”) and 5,000,000 shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).  The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof.

No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.”

The remaining text of the Company’s Amended and Restated Certificate of Incorporation will remain unchanged.  The form of Certificate of Amendment to effect the increase in the number of authorized shares of common stock is attached to this proxy statement as Annex B and the preceding discussion is qualified in its entirety by the full text of the Certificate of Amendment.

No Dissenters’ Rights

In connection with the approval of the increase in authorized shares of common stock, stockholders will not have a right to dissent and obtain payment for their shares under Delaware law or the Company’s Amended and Restated Certificate of Incorporation or By-Laws.

Rights of Additional Authorized Shares

 The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Vote Required

The affirmative vote of the majority of the votes cast is required to approve Proposal 5, provided that the affirmative votes cast must represent a majority of the outstanding common stock entitled to vote on the amendment.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL NO. 5.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

PROPOSAL 6

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board is considering Marcum LLP to serve as the Company’s independent registered public accounting firm.  Marcum LLP has served as the Company’s independent registered public accounting firm since November 8, 2011 and has been selected as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  Notwithstanding ratification of the selection of Marcum LLP to serve as the Company’s independent registered public accounting firm, the Board will be under no obligation to select Marcum LLP as the Company’s independent registered public accounting firm.

Audit Fees.  The aggregate fees billed by Marcum LLP for professional services rendered were $115,500 and $103,500 for the audits of the Company’s annual financial statements for the fiscal years ended December 31, 2013 and 2012, respectively, which services included the cost of the reviews of the consolidated financial statements for the fiscal years ended December 31, 2013 and 2012, and other periodic reports for each respective year.

Audit-Related Fees.  The aggregate fees billed by Marcum LLP for professional services categorized as Audit-Related Fees rendered was $0 and $7,500 for the years ended December 31, 2013 and 2012, respectively.

Tax Fees.  There were no fees billed by Marcum LLP during the last two fiscal years for professional services rendered for tax compliance, tax advice and tax planning.

All Other Fees.  Other than the services described above, the aggregate fees billed for services rendered by Marcum LLP were $0, for each of the fiscal years ended December 31, 2013 and 2012.

Pre-approval Policies and Procedures

The appointment of Marcum LLP as the Company’s independent registered public accounting firm was approved by the Audit Committee.  The Audit Committee reviews and approves audit and permissible non-audit services performed by the Company’s independent registered public accounting firm, as well as the fees charged for such services.

The Audit Committee reviewed the non-audit service fees and the appointment of Marcum LLP as Company’s independent accountants, and considered whether the provision of such services is compatible with maintaining the independence of Marcum LLP.  Upon completing this review, the Audit Committee concluded that Marcum LLP’s independence was not compromised.  All of the services provided and fees charged by Marcum LLP were pre-approved by the Audit Committee.

Of the total number of hours expended on Marcum LLP’s engagement to audit the Company’s financial statements for the year ended December 31, 2013, none of the hours were attributed to work performed by persons other than permanent, full-time employees of Marcum LLP in the United States.

Representatives of Marcum LLP are expected to be present at the Meeting and available to respond to appropriate questions.  Such representatives will have the opportunity to make a statement if they desire to do so.

Vote Required

Ratification of the selection of Marcum LLP will require the affirmative vote of the majority of the votes cast, provided that the affirmative votes cast must represent a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.  PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE GIVEN.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must comply with Rule 14a-8 under the Exchange Act, which generally requires, among other things, that stockholder proposals be received by the Company not later than the close of business on the 120th calendar day prior to the anniversary date on which notice of the prior year’s annual meeting was first released to stockholders.  If the Company did not hold an annual meeting the previous year, or if the date of the current year's annual meeting is changed by more than 30 days from the date of the previous year's meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials.

Under the SEC’s proxy rules, proxies solicited by the Board for the 2014 Annual Meeting of Stockholders may be voted at the discretion of the persons named in such proxies (or their substitutes). Any stockholder proposal may not be included in the Company’s proxy statement if the Company does not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

OTHER MATTERS

So far as now known, there is no business other than that described above to be presented for action by the stockholders at the Meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the Meeting or any adjournment thereof, in accordance with the discretion of the persons named therein.

ANNUAL REPORT

The Company is concurrently sending all of its stockholders of record as of the Record Date, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the 2013 Annual Report).  The 2013 Annual Report contains the Company’s certified consolidated financial statements for the year ended December 31, 2013, including that of the Company’s subsidiaries.  Any stockholder of the Company may obtain without charge copies of the 2013 Annual Report and this proxy statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Chief Administrative Officer at the following address: SG Blocks, Inc., 3 Columbus Circle, 16th Floor, New York, New York 10019.  These documents are also included in our SEC filings, which you can access electronically at the SEC’s web site at www.sec.gov.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors. Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

By order of the Board of Directors,

Paul M. Galvin
Chairman

New York, New York
[June 16], 2014

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2013 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED WITH CERTAIN OTHER STOCKHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT.  TO OBTAIN ADDITIONAL COPIES WITHOUT CHARGE, PLEASE WRITE TO: JENNIFER STRUMINGHER, CHIEF ADMINISTRATIVE OFFICER, SG BLOCKS, INC., 3 COLUMBUS CIRCLE, 16TH FLOOR, NEW YORK, NEW YORK 10019.

ANNEX A

SG BLOCKS, INC.

2014 INCENTIVE STOCK PLAN

1	PURPOSE OF THE PLAN.

This 2014 Incentive Stock Plan (the “Plan”)  is intended as an incentive, to retain in the employ of and as directors, officers, consultants, advisors and employees to SG BLOCKS, INC., a Delaware corporation (the “Company”) and any Subsidiary of the Company, within the meaning of Section 424(f) of the United States Internal Revenue Code of 1986, as amended (the “Code”), persons of training, experience and ability, to attract new directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage the sense of proprietorship and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.

Certain options granted pursuant to the Plan may constitute incentive stock options within the meaning of Section 422 of the Code (the “Incentive Options”) while certain other options granted pursuant to the Plan may be nonqualified stock options (the “Nonqualified Options”).  Incentive Options and Nonqualified Options are hereinafter referred to collectively as “Options.”

The Company intends that the Plan meet the requirements of Rule 16b-3 (“Rule 16b-3”) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that transactions of the type specified in subparagraphs (c) to (f) inclusive of Rule 16b-3 by officers and directors of the Company pursuant to the Plan will be exempt from the operation of Section 17(b) of the Exchange Act.  Further, the Plan may satisfy the performance-based compensation exception to the limitation on the Company’s tax deductions imposed by Section 162(m) of the Code with respect to those awards hereunder for which qualification for such exception is intended.  In all cases, the terms, provisions, conditions and limitations of the Plan shall be construed and interpreted consistent with the Company’s intent as stated in this Section 1.

2	ADMINISTRATION OF THE PLAN.

The Board of Directors of the Company (the “Board”) shall appoint and maintain as administrator of the Plan a Committee (the “Committee”) consisting of two or more directors who are “Non-Employee Directors” (as such term is defined in Rule 16b-3) and “Outside Directors” (as such term is defined in Section 162(m) of the Code), which shall serve at the pleasure of the Board.  The Committee, subject to Sections 3 and 5 hereof, shall have full power and authority to designate recipients of Options, stock appreciation rights (“Stock Appreciation Rights”), restricted stock (“Restricted Stock”) and other equity incentives or stock or stock based awards (“Equity Incentives”) and to determine the terms and conditions of respective Option, Stock Appreciation Rights, Restricted Stock and Equity Incentives agreements (which need not be identical) and to interpret the provisions and supervise the administration of the Plan. The Committee shall have the authority, without limitation, to designate which Options granted under the Plan shall be Incentive Options and which shall be Nonqualified Options.  To the extent any Option does not qualify as an Incentive Option, it shall constitute a separate Nonqualified Option.

Subject to the provisions of the Plan, the Committee shall interpret the Plan and all Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan, shall make such rules as it deems necessary for the proper administration of the Plan, shall make all other determinations necessary or advisable for the administration of the Plan and shall correct any defects or supply any omission or reconcile any inconsistency in the Plan or in any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan in the manner and to the extent that the Committee deems desirable to carry into effect the Plan or any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives. The act or determination of a majority of the Committee shall be the act or determination of the Committee and any decision reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority at a meeting duly held.  Subject to the provisions of the Plan, any action taken or determination made by the Committee pursuant to this and the other Sections of the Plan shall be conclusive on all parties.

In the event that for any reason the Committee is unable to act or if the Committee at the time of any grant, award or other acquisition under the Plan does not consist of two or more Non-Employee Directors, or if there shall be no such Committee, then the Plan shall be administered by the Board, and references herein to the Committee (except in the proviso to this sentence) shall be deemed to be references to the Board, and any such grant, award or other acquisition may be approved or ratified in any other manner contemplated by subparagraph (d) of Rule 16b-3; provided, however, that grants to the Company’s Chief  Executive Officer or to any of the Company’s other three most highly compensated officers (other than the chief financial officer) that are intended to qualify as performance-based compensation under Section 162(m) of the Code may only be granted by the Committee.

3	DESIGNATION OF OPTIONEES AND GRANTEES.

The persons eligible for participation in the Plan as recipients of Options (the “Optionees”), Stock Appreciation Rights, Restricted Stock or Equity Incentives (respectively, the “Grantees”) shall include directors, officers and employees of, and consultants and advisors to, the Company or any Subsidiary; provided that Incentive Options may only be granted to employees of the Company and the Subsidiaries.  In selecting Optionees and Grantees, and in determining the number of shares to be covered by each Option, Stock Appreciation Right, Restricted Stock or Equity Incentive granted to Optionees or Grantees, the Committee may consider any factors it deems relevant, including without limitation, the office or position held by the Optionee or Grantee or the Optionee or Grantee’s relationship to the Company, the Optionee or Grantee’s degree of responsibility for and contribution to the growth and success of the Company or any Subsidiary, the Optionee or Grantee’s length of service, promotions and potential. An Optionee or Grantee who has been granted an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be granted an additional Option or Options, Stock Appreciation Right(s), Restricted Stock or Equity Incentive(s) if the Committee shall so determine.

4	STOCK RESERVED FOR THE PLAN.

Subject to adjustment as provided in Section 10 hereof, a total of 12,000,000 shares of the Company’s Common Stock $0.01 par value per share (the “Stock”), all of which may be Incentive Options, shall be subject to the Plan.  The maximum number of shares of Stock that may be subject to Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan to any individual in any calendar year shall not exceed 4,000,000, and the method of counting such shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code, if qualification as performance-based compensation under Section 162(m) of the Code is intended.  The shares of Stock subject to the Plan shall consist of unissued shares, treasury shares or previously issued shares held by any Subsidiary of the Company, and such amount of shares of Stock shall be and is hereby reserved for such purpose.  Any of such shares of Stock that may remain unsold and that are not subject to outstanding Options at the termination of the Plan shall cease to be reserved for the purposes of the Plan, but until termination of the Plan the Company shall at all times reserve a sufficient number of shares of Stock to meet the requirements of the Plan.  Should any Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives expire or be canceled prior to its exercise or vesting in full or should the number of shares of Stock to be delivered upon the exercise or vesting in full of an Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives be reduced for any reason, the shares of Stock theretofore subject to such Option, Stock Appreciation Right, Restricted Stock, or Equity Incentives may be subject to future Options, Stock Appreciation Rights, Restricted Stock, or Equity Incentives under the Plan, except in the case of an Option or Stock Appreciation Right where such reissuance is inconsistent with the provisions of Section 162(m) of the Code where qualification as performance-based compensation under Section 162(m) of the Code is intended.

5	TERMS AND CONDITIONS OF OPTIONS.

Options granted under the Plan shall be subject to the following conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)          Option Price.  The purchase price of each share of Stock purchasable under an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value (as defined below) of such share of Stock on the date the Option is granted; provided, however, that with respect to an Optionee who, at the time an Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, the purchase price per share of Stock under an Incentive Option shall be at least 110% of the Fair Market Value per share of Stock on the date of grant. The exercise price for each Option shall be subject to adjustment as provided in Section 10 below.  “Fair Market Value” means the closing price of publicly traded shares of Stock on the business day immediately prior to the grant on the principal securities exchange on which shares of Stock are listed (if the shares of Stock are so listed), or on the NASDAQ Stock Market (if the shares of Stock are regularly quoted on the NASDAQ Stock Market), or, if not so listed or regularly quoted, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Committee in a manner consistent with the provisions of the Code. Anything in this Section 5(a) to the contrary notwithstanding, in no event shall the purchase price of a share of Stock be less than the minimum price permitted under the rules and policies of any national securities exchange on which the shares of Stock are listed.

(b)          Option Term.  The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date such Option is granted and in the case of an Incentive Option granted to an Optionee who, at the time such Incentive Option is granted, owns (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, no such Incentive Option shall be exercisable more than five years after the date such Incentive Option is granted.

(c)          Exercisability.  Subject to Section 5(e) hereof, Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

Upon the occurrence of a “Change in Control” (as hereinafter defined), the Committee may accelerate the vesting and exercisability of outstanding Options, in whole or in part, as determined by the Committee in its sole discretion.  In its sole discretion, the Committee may also determine that, upon the occurrence of a Change in Control, each outstanding Option shall terminate within a specified number of days after notice to the Optionee thereunder, and each such Optionee shall receive, with respect to each share of Company Stock subject to such Option, an amount equal to the excess of the Fair Market Value of such shares immediately prior to such Change in Control over the exercise price per share of such Option; such amount shall be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or a combination thereof, as the Committee shall determine in its sole discretion.

For purposes of the Plan, a Change in Control shall be deemed to have occurred if:

(i)           a tender offer (or series of related offers) shall be made and consummated for the ownership of 50% or more of the outstanding voting securities of the Company, unless as a result of such tender offer more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the commencement of such offer), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(ii)          the Company shall be merged or consolidated with another corporation, unless as a result of such merger or consolidation more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries, and their affiliates;

(iii)         the Company shall sell substantially all of its assets to another corporation that is not wholly owned by the Company, unless as a result of such sale more than 50% of such assets shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to such transaction), any employee benefit plan of the Company or its Subsidiaries and their affiliates; or

(iv)         a Person (as defined below) shall acquire 50% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), unless as a result of such acquisition more than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the stockholders of the Company (as of the time immediately prior to the first acquisition of such securities by such Person), any employee benefit plan of the Company or its Subsidiaries, and their affiliates.

For purposes of this Section 5(c), ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(I)(i) (as in effect on the date hereof) under the Exchange Act.  In addition, for such purposes, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (A) the Company or any of its Subsidiaries; (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (C) an underwriter temporarily holding securities pursuant to an offering of such securities; or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

(d)           Method of Exercise.  Options to the extent then exercisable may be exercised in whole or in part at any time during the option period, by giving written notice to the Company specifying the number of shares of Stock to be purchased, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument as may be acceptable to the Committee.  As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may be made at the election of the Optionee (i) in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the trading day before the Option is exercised) which is not the subject of any pledge or security interest, (ii) in the form of shares of Stock withheld by the Company from the shares of Stock otherwise to be received with such withheld shares of Stock having a Fair Market Value on the date of exercise equal to the exercise price of the Option, or (iii) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any shares surrendered to the Company is at least equal to such exercise price and except with respect to (ii) above, such method of payment will not cause a disqualifying disposition of all or a portion of the Stock received upon exercise of an Incentive Option. An Optionee shall have the right to dividends and other rights of a stockholder with respect to shares of Stock purchased upon exercise of an Option at such time as the Optionee (i) has given written notice of exercise and has paid in full for such shares and (ii) has satisfied such conditions that may be imposed by the Company with respect to the withholding of taxes.

(e)           Limit on Value of Incentive Option.  The aggregate Fair Market Value, determined as of the date the Incentive Option is granted, of Stock for which Incentive Options are exercisable for the first time by any Optionee during any calendar year under the Plan (and/or any other stock option plans of the Company or any Subsidiary) shall not exceed $100,000.

(f)           Incentive Option Shares.  A grant of an Incentive Option under this Plan shall provide that (a) the Optionee shall be required as a condition of the exercise to furnish to the Company any payroll (employment) tax required to be withheld, and (b) if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to him upon exercise of an Incentive Option granted under the Plan within the two-year period commencing on the day after the date of the grant of such Incentive Option or within a one-year period commencing on the day after the date of transfer of the share or shares to him pursuant to the exercise of such Incentive Option, he shall, within 10 days after such disposition, notify the Company thereof and immediately deliver to the Company any amount of United States federal, state and local income tax withholding required by law.

6	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights shall granted with an exercise price that is not less than 100% of the Fair Market Value (as defined in Section 5(a) herein) of a share of Common Stock on the date the Stock Appreciation Right is granted and shall be exercisable at such time or times and subject to such other terms and conditions as shall be determined by the Committee.  Unless otherwise provided, Stock Appreciation Rights shall become immediately exercisable and shall remain exercisable until expiration, cancellation or termination of the award.  Such rights may be exercised in whole or in part by giving written notice to the Company.  Stock Appreciation Rights to the extent then exercisable may be exercised for payment in cash, shares of Common Stock or a combination of both, as the Committee shall deem desirable, equal to: (i) the excess of the Fair Market Value as defined in Section 5(a) herein of a share of Common Stock on the date of exercise over (ii) the exercise price of such Stock Appreciation Right.

7	TERMS AND CONDITIONS OF RESTRICTED STOCK.

Restricted Stock may be granted under this Plan aside from, or in association with, any other award and shall be subject to the following conditions and shall contain such additional terms and conditions (including provisions relating to the acceleration of vesting of Restricted Stock upon a Change of Control), not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Grantee Rights.  A Grantee shall have no rights to an award of Restricted Stock unless and until Grantee accepts the award within the period prescribed by the Committee and, if the Committee shall deem desirable, makes payment to the Company in cash, or by check or such other instrument as may be acceptable to the Committee.  After acceptance and issuance of a certificate or certificates, as provided for below, the Grantee shall have the rights of a stockholder with respect to Restricted Stock subject to the non-transferability and forfeiture restrictions described in section 7(d) below.

(b)           Issuance of Certificates.  The Company shall issue in the Grantee’s name a certificate or certificates for the shares of Common Stock associated with the award promptly after the Grantee accepts such award.

(c)           Delivery of Certificates.  Unless otherwise provided, any certificate or certificates issued evidencing shares of Restricted Stock shall not be delivered to the Grantee until such shares are free of any restrictions specified by the Committee at the time of grant.

(d)           Forfeitability, Non-transferability of Restricted Stock.  Shares of Restricted Stock are forfeitable until the terms of the Restricted Stock grant have been satisfied.  Shares of Restricted Stock are not transferable until the date on which the Committee has specified such restrictions has lapsed.  Unless otherwise provided, distributions of additional shares or property in the form of dividends or otherwise in respect of shares of Restricted Stock shall be subject to the same restrictions as such shares of Restricted Stock.

(e)           Change of Control.  Upon the occurrence of a Change in Control, the Committee may accelerate the vesting of outstanding Restricted Stock, in whole or in part, as determined by the Committee in its sole discretion.

8	OTHER EQUITY INCENTIVES OR STOCK BASED AWARDS.

The Committee may grant Equity Incentives (including the grant of unrestricted shares) to such key persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan.  Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

9	TERM OF PLAN.

No Option, Stock Appreciation Rights, Restricted Stock or Equity Incentives shall be granted pursuant to the Plan on the date which is ten years from the effective date of the Plan, but Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives theretofore granted may extend beyond that date.

10	CAPITAL CHANGE OF THE COMPANY.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or similar type of corporate restructuring affecting the Stock, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Options granted under the Plan, to the end that after such event each Optionee’s proportionate interest shall be maintained as immediately before the occurrence of such event. The Committee shall, to the extent feasible, make such other adjustments as may be required under the tax laws so that any Incentive Options previously granted shall not be deemed modified within the meaning of Section 424(h) of the Code.  Appropriate adjustments shall also be made in the case of outstanding Stock Appreciation Rights, Restricted Stock and Equity Incentives granted under the Plan.

11	PURCHASE FOR INVESTMENT.

Unless the Options and shares covered by the Plan have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the Company has determined that such registration is unnecessary, each person exercising or receiving Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives under the Plan may be required by the Company to give a representation in writing that he is acquiring the securities (if issued) for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

12	TAXES.

(a)           The Company may make such provisions as it may deem appropriate, consistent with applicable law, in connection with any Options, Stock Appreciation Rights, Restricted Stock or Equity Incentives granted under the Plan with respect to the withholding of any taxes (including income or employment taxes) or any other tax matters.

(b)           If any Grantee, in connection with the acquisition of Restricted Stock, makes the election permitted under section 83(b) of the Code (that is, an election to include in gross income in the year of transfer the amounts specified in section 83(b)), such Grantee shall notify the Company of the election with the Internal Revenue Service pursuant to regulations issued under the authority of Code section 83(b).

(c)           If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within 10 days hereof.

13	EFFECTIVE DATE OF PLAN.

The Plan shall be effective on July 8, 2014; provided, however, that if, and only if, certain options are intended to qualify as Incentive Stock Options, the Plan must subsequently be approved by majority vote of the Company’s stockholders no later than July 7, 2015, and further, that in the event any awards hereunder are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, the requirements as to shareholder approval set forth in Section 162(m) of the Code are satisfied.

14	AMENDMENT AND TERMINATION, SECTION 409A OF THE CODE.

The Board may amend, suspend, or terminate the Plan, except that no amendment shall be made that would impair the rights of any Optionee or Grantee under any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted without the Optionee or Grantee’s consent, and except that no amendment shall be made which, without the approval of the stockholders of the Company would:

(a)           materially increase the number of shares that may be issued under the Plan, except as is provided in Section 10;

(b)           materially increase the benefits accruing to the Optionees or Grantees under the Plan;

(c)           materially modify the requirements as to eligibility for participation in the Plan;

(d)           decrease the exercise price of an Incentive Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or the exercise price of a Nonqualified Option to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof or decrease the exercise price of a Stock Appreciation Right to less than 100% of the Fair Market Value per share of Stock on the date of grant thereof;

(e)           extend the term of any Option beyond that provided for in Section 5(b); or

(f)           except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Common Stock, other securities or other property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities, or similar transaction(s), or any capital change of the Company set forth in Section 10 hereof): (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights; (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the current stock price in exchange for cash or other securities.

Subject to the foregoing, the Committee may amend the terms of any Option, Stock Appreciation Right, Restricted Stock or Equity Incentive theretofore granted, prospectively or retrospectively, but no such amendment shall impair the rights of any Optionee or Grantee without the Optionee or Grantee’s consent.

It is the intention of the Board that the Plan comply strictly with the provisions of Section 409A of the Code and Treasury Regulations and other Internal Revenue Service guidance promulgated thereunder (the “Section 409A Rules”) and the Committee shall exercise its discretion in granting Options, Stock Appreciation Rights, Restricted Stock or Equity Incentive hereunder (and the terms of such grants), accordingly.  The Plan and any grant of an Option, Stock Appreciation Right, Restricted Stock or Equity Incentive hereunder may be amended from time to time (without, in the case of an award, the consent of the Optionee or Grantee) as may be necessary or appropriate to comply with the Section 409A rules.

15	GOVERNMENT REGULATIONS.

The Plan, and the grant and exercise of Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives hereunder, and the obligation of the Company to sell and deliver shares under such Options, Stock Appreciation Rights, Restricted Stock and Equity Incentives shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.

16	PERFORMANCE-BASED AWARDS.

(a)           Purpose.  The purpose of this Section 16 is to provide the Committee the ability to qualify awards (other than Options and Stock Appreciation Rights) that are granted pursuant to Sections 7 and 8 as qualified performance-based compensation.  If the Committee, in its discretion, decides to grant a performance-based award to a covered employee as defined under Section 162(m)(3) of the Code, the provisions of this Section 16 shall control over any contrary provision contained in Sections 7 or 8; provided, however, that the Committee may in its discretion grant awards to covered employees that are based on performance criteria or performance goals but that do not satisfy the requirements of this Section 16.

(b)           Applicability.  This Section 16 shall apply only to those covered employees selected by the Committee to receive performance-based awards.  The designation of a covered employee as a Grantee for a performance period shall not in any manner entitle the Grantee to receive an award for the period.  Moreover, designation of a covered employee as a Grantee for a particular performance period shall not require designation of such covered employee as a Grantee in any subsequent performance period and designation of one covered employee as a Grantee shall not require designation of any other covered employees as a Grantee in such period or in any other period.

(c)           Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m) of the Code, with respect to any award granted under Section 7 and 8 which may be granted to one or more covered employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service, and not later than after twenty-five percent (25%) of such period has elapsed (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more covered employees, (b) select the performance criteria applicable to the performance period, (c) establish the Performance Goals, and amounts of such awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the Performance Goals and the amounts of such awards, as applicable, to be earned by each covered employee for such performance period.  Following the completion of each performance period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such performance period.  In determining the amount earned by a covered employee, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

(d)           Payment of Performance-Based Awards.  Unless otherwise provided in the applicable award agreement, a Grantee must be employed by the Company or a Subsidiary on the day a performance-based award for such performance period is paid to the Grantee.  Furthermore, a Grantee shall be eligible to receive payment pursuant to a performance-based award for a performance period only if the Performance Goals for such period are achieved.

(e)           Performance Period.  The performance period is set by the Committee for each award.

(f)           Performance Goals.  For each performance-based award, the Committee shall establish (and may establish for other awards) performance objectives (“Performance Goals”) for the Company, its Subsidiaries, and/or divisions of any of foregoing, using the performance criteria in (i) through (iv), below.  It may also use other criteria or factors in establishing Performance Goals in addition to or in lieu of the foregoing.  A Performance Goal may be stated as an absolute value or as a value determined relative to an index, budget, prior period, similar measures of a peer group of other companies or other standard selected by the Committee.  Performance Goals shall include payout tables, formulas or other standards to be used in determining the extent to which the Performance Goals are met.

The performance criteria which the Committee is authorized to use, in its sole discretion, are any of the following criteria or any combination thereof, including but not limited to the offset against each other of any combination of the following criteria:

(i)           Financial performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or a division of any of the foregoing.  Such financial performance may be based on net income, economic value added (as determined by the Committee), EBITDA (earnings before interest, taxes, depreciation and amortization), revenues, sales, expenses, costs, gross margin, operating margin, profit margin, pre-tax profit, market share, volumes of a particular product or service or category thereof, including but not limited to a product’s life cycle (for example, products introduced in the last two years), number of customers, number of products for sale, return on net assets, return on assets, return on capital, return on invested capital, cash flow, free cash flow, operating cash flow, operating revenues, operating expenses, operating income, and/or completion of capital raising transaction.

(ii)           Service performance of the Company (on a consolidated basis), of one or more of its Subsidiaries, and/or of a division of any of the foregoing.  Employee satisfaction, employee retention, product development, completion of a joint venture or other corporate transaction, completion of an identified special project, and effectiveness of management.

(iii)           The Company’s Stock price, return on stockholders’ equity, total stockholder return (Stock price appreciation plus dividends, assuming the reinvestment of dividends), and/or earnings per Share.

(iv)           Impacts of acquisitions, dispositions, or restructurings, on any of the foregoing.

Unless otherwise provided by the Committee at any time, no such adjustment shall be made for a current or former executive officer to the extent such adjustment would cause an award to fail to satisfy the performance based exemption of Section 162(m) of the Code.

If the material terms of the performance criteria are not changed, they will be disclosed to and reported to the stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the performance criteria.

(g)           Additional Limitations.  Notwithstanding any other provision of the Plan, any award which is granted to a covered employee and is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

17	GENERAL PROVISIONS.

(a)           Certificates.  All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, or other securities commission having jurisdiction, any applicable Federal or state securities law, any stock exchange or interdealer quotation system upon which the Stock is then listed or traded and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

(b)           Employment Matters.  The adoption of the Plan shall not confer upon any Optionee or Grantee of the Company or any Subsidiary any right to continued employment or, in the case of an Optionee or Grantee who is a director, continued service as a director, with the Company or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any of its employees, the service of any of its directors or the retention of any of its consultants or advisors at any time.

(c)           Limitation of Liability.  No member of the Board or the Committee, or any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

(d)           Registration of Stock.  Notwithstanding any other provision in the Plan, no Option may be exercised unless and until the Stock to be issued upon the exercise thereof has been registered under the Securities Act and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Stock to be issued upon the exercise of an Option granted hereunder in order to permit the exercise of an Option and the issuance and sale of the Stock subject to such Option, although the Company may in its sole discretion register such Stock at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Stock issued under the Plan may, at the direction of the Committee, bear an appropriate restrictive legend restricting the transfer or pledge of the Stock represented thereby, and the Committee may also give appropriate stop transfer instructions with respect to such Stock to the Company’s transfer agent.

(e)            Non-transferability.  Options and Stock Appreciation Rights granted hereunder are not transferable and may be exercised solely by the Optionee or Grantee during his lifetime or after his death by the person or persons entitled thereto under his will or the laws of descent and distribution.  Awards of Restricted Stock and Equity Incentives are also nontransferable.  The Committee, in its sole discretion, may permit a transfer of a Nonqualified Option to (i) a trust for the benefit of the Optionee or (ii) a member of the Optionee’s immediate family (or a trust for his or her benefit).  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, any Option or Stock Appreciation Right contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

(f)            No Rights as a Stockholder.  No Optionee or Grantee (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares.  Except as otherwise provided herein, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

(g)           Termination by Death.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of death, the Option or Stock Appreciation Right may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the Optionee or Grantee under the will of the Optionee or Grantee, for a period of one year after the date of such death or until the expiration of the stated term of such Option or Stock Appreciation Right as provided under the Plan, whichever period is shorter.

(h)           Termination by Reason of Disability.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of total and permanent disability, any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

(i)            Termination by Reason of Retirement.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates by reason of Normal or Early Retirement (as such terms are defined below), any Option or Stock Appreciation Right held by such Optionee or Grantee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after 60 days after the date of such termination of employment or service or the expiration of the stated term of such Option or Stock Appreciation Right, whichever period is shorter; provided, however, that, if the Optionee or Grantee dies within such 60-day period, any unexercised Option or Stock Appreciation Right held by such Optionee or Grantee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one year after the date of such death or for the stated term of such Option or Stock Appreciation Right, whichever period is shorter.

For purposes of this paragraph (i), “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after the normal retirement date specified in the applicable Company or Subsidiary pension plan or if no such pension plan, age 65, and “Early Retirement” shall mean retirement from active employment with the Company or any Subsidiary pursuant to the early retirement provisions of the applicable Company or Subsidiary pension plan or if no such pension plan, age 55.

(j)            Other Termination.  Unless otherwise determined by the Committee, if any Optionee or Grantee’s employment with or service to the Company or any Subsidiary terminates for any reason other than death, Disability or Normal or Early Retirement, the Option or Stock Appreciation Right shall thereupon terminate, except that the portion of any Option or Stock Appreciation Right that was exercisable on the date of such termination of employment or service may be exercised for the lesser of 30 days after the date of termination or the balance of such Option or Stock Appreciation Right’s term if the Optionee or Grantee’s employment or service with the Company or any Subsidiary is terminated by the Company or such Subsidiary without cause or for good reason by the Optionee or Grantee (the determination as to whether termination was for cause or for good reason to be made by the Committee). The transfer of an Optionee or Grantee from the employ of or service to the Company to the employ of or service to a Subsidiary, or vice versa, or from one Subsidiary to another, shall not be deemed to constitute a termination of employment or service for purposes of the Plan.

SG BLOCKS, INC. , 2014

ANNEX B

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
SG BLOCKS, INC.
_______________________________________________

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

SG BLOCKS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”) does hereby certify:

1.      The name of the corporation is: SG Blocks, Inc. (the “Corporation”).  The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 29, 1993, under the name PC411, Inc.

2.      That by unanimous written consent of the Board of Directors of the Corporation resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and that said amendment be proposed to the stockholders for consideration at the next annual meeting of stockholders.  The resolution setting forth the proposed amendment is as follows.

“RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by revising Article “FOURTH” thereof, so that, as amended said Article “FOURTH” shall read in its entirety, as follows:

FOURTH:            Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is 305,000,000, of which 300,000,000 shall be shares of Common Stock, par value $.01 per share (the “Common Stock”) and 5,000,000 shall be shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”).  The Preferred Stock may be issued, from time to time, in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall be stated in the resolutions adopted by the Board of Directors providing for the issuance of such Preferred Stock or series thereof; and the Board of Directors is hereby expressly vested with authority to fix such designations, preferences and relative participating, optional or other special rights or qualifications, limitations or restrictions for each series, including, but not by way of limitation, the power to affix the redemption and liquidation preferences, the rate of dividends payable and the time for and the priority of payment thereof and to determine whether such dividends shall be cumulative or not and to provide for and affix the terms of conversion of such Preferred Stock or any series thereof into Common Stock of the Corporation and fix the voting power, if any, of Preferred Stock or any series thereof.

No holder of any of the shares of the stock of the Corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.”

3.      That thereafter, an annual meeting of the stockholders of the Corporation was duly called and held upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted for in favor of the amendment.

4.      That said amendment of the Amended and Restated Certificate of Incorporation of the Corporation effected by this Certificate was duly adopted in accordance with the provisions of Sections 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Paul M. Galvin, its Chief Executive Officer, this ___ day of July, 2014.

SG BLOCKS, INC.

By:
Name:	Paul M. Galvin
Title:	Chief Executive Officer